PROSPECTUS Dated January 25, 2006	Amendment No. 2 to Pricing Supplement No. 68 to
PROSPECTUS SUPPLEMENT	Registration Statement No. 333-131266
Dated January 25, 2006	Dated August 17, 2006
Rule 424(b)(2)

$1,456,000
(7,280 Securities)

GLOBAL MEDIUM-TERM NOTES, SERIES F
Senior Notes

CORPORATE PORTFOLIO TRIGGER SECURITIES Due September 20, 2013
Linked to the Common Stocks of 100 North American Companies

The securities are linked to the common stocks, each of which we refer to as a portfolio stock, of the 100 North American companies, each of which we refer to as a portfolio stock issuer, listed in Annex A. The payment at maturity of the securities is based on the number of portfolio stocks that experience a “trigger event” prior to the maturity date of the securities, as described below.
A trigger event will occur with respect to any portfolio stock if on any date prior to the maturity date the calculation agent determines that either (i) the closing price of such portfolio stock falls 85% or more from the closing price of such portfolio stock on August 17, 2006, the day we priced the securities for initial sale to the public or (ii) the applicable portfolio stock issuer experiences a bankruptcy, as more fully described herein.
The issue price of each security is $200.
The maturity date of the securities is September 20, 2013.
At maturity, you will receive for each security:
° if no trigger event has occurred over the term of the securities, a cash payment equal to $1,000;
° if one trigger event has occurred over the term of the securities, a cash payment equal to $800;
° if two trigger events have occurred over the term of the securities, a cash payment equal to $600;
° if three trigger events have occurred over the term of the securities, a cash payment equal to $400;
° if four trigger events have occurred over the term of the securities, a cash payment equal to $200; and
° if five or more trigger events have occurred over the term of the securities, $0, which represents a loss of the entire issue price you paid for each security.
There will be no interim payments on the securities.
The securities are not callable by us at any time prior to the maturity date.
The securities will not be listed on any securities exchange.
The CUSIP number for the securities is 61748UAB8.
You should read the more detailed description of the securities in this pricing supplement. In particular, you should review and understand the descriptions in “Summary of Pricing supplement” and “Description of Securities.”
The Corporate Portfolio Trigger Securities involve a high degree of risk that you will lose your entire investment, which will be the result if there are five or more trigger events over the seven-year term of the securities. It is not possible to predict accurately the likelihood of the occurrence of a trigger event with respect to any portfolio stock or the likelihood that five or more trigger events will occur over the term of the securities. You should be prepared to sustain a total loss of your investment. You are advised to consider carefully the information under “Risk Factors” beginning on PS-13.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

ISSUE PRICE $200 PER SECURITY

	Price to Public	Agent’s Commissions(1)	Proceeds to Company

Per Security	$200.00	$6.00	$194.00
Total	$1,456,000	$43,680	$1,412,320

(1) For additional information see “Supplemental Information Concerning Plan of Distribution” in this pricing supplement.

MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the Securities and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the Securities, see the section of this pricing supplement called “Description of Securities–Supplemental Information Concerning Plan of Distribution.”

      No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement and prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement or prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The Securities have not been and will not be registered with the Comissão de Calores Mobiliários (The Brazilian Securities Commission). The Securities may not be offered or sold in the Federative Republic of Brazil (“Brazil”) except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

     The Securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the Securities or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     No action has been taken to permit an offering of the Securities to the public in Hong Kong as the Securities have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the Securities, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong ("SFO") and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

     The Securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     The Agent and each dealer represent and agree that they will not offer or sell the Securities nor make the Securities the subject of an invitation for subscription or purchase, nor will they circulate or distribute the Information Memorandum or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities, whether directly or indirectly, to persons in Singapore other than:

     (a) an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

     (b) an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

     (c) a person who acquires the Securities for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

     (d) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the securities we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus. The securities involve a high degree of risk. You should carefully consider, among other things, the matters set forth in “Risk Factors.”

     The securities offered are medium-term securities of Morgan Stanley. The return on the securities is linked to the common stocks, each of which we refer to as a portfolio stock, of the 100 North American companies, each of which we refer to as a portfolio stock issuer, listed in Annex A.

Each security costs $200

We, Morgan Stanley, are offering Global Medium-Term Notes, Series F, Corporate Portfolio Trigger Securities due September 20, 2013, linked to the Common Stocks of 100 North American Companies. The principal amount and issue price of each security is $200.

The issue price of the securities includes the agent’s commissions paid with respect to the securities and the cost of hedging our obligations under the securities. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the issue price of the securities includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the securities. See “Risk Factors—The inclusion of commissions and projected profit from hedging in the issue price is likely to adversely affect secondary market prices” and “Description of Securities—Use of Proceeds and Hedging.”

No guaranteed return of principal amount; no interim payments

Our payment on the securities is based on the number of portfolio stocks that experience a trigger event on or prior to the valuation date, which is scheduled to be September 18, 2013, as determined by the calculation agent. The occurrence of a trigger event with respect to any of the 100 portfolio stocks on any date during the life of the securities will irreversibly reduce the payment you will receive on the maturity date by $200 per trigger event. If five or more trigger events occur on or prior to the valuation date, you will lose your entire investment in the securities.

There will be no interim payments on the securities.

Trigger event means (i) 85% decline in portfolio stock price or (ii) bankruptcy of portfolio stock issuer

The calculation agent, acting on our behalf, will determine that a trigger event has occurred with respect to any portfolio stock or portfolio stock issuer. A “trigger event” with respect to any portfolio stock will occur if on any date beginning and including August 17, 2006, the date we priced the securities for initial sale to the public, which we refer to as the pricing date, to and including the valuation date, which period we refer to as the trigger period, either:

  the closing price of such portfolio stock decreases 85% or more from the closing price of such portfolio stock on the pricing date; or
  the applicable portfolio stock issuer experiences a bankruptcy, as more fully described under “Description of Securities—Bankruptcy” below.

Payment on the maturity date based on the number of trigger events that have occurred

At maturity of the securities, you will receive for each security that you hold an amount in cash based on the number of trigger events that have occurred prior to the maturity date, determined as follows:

  if no trigger event has occurred during the trigger period, a cash payment equal to $1,000;
  if one trigger event has occurred during the trigger period, a cash payment equal to $800;
  if two trigger events have occurred during the trigger period, a cash payment equal to $600;

  if three trigger events have occurred during the trigger period, a cash payment equal to $400;
  if four trigger events have occurred during the trigger period, a cash payment equal to $200; and
  if five or more trigger events have occurred during the trigger period, $0, which represents a loss of the entire issue price you paid for each security.

Postponement of maturity date	If a market disruption event or a potential bankruptcy event with respect to any portfolio stock occurs on the scheduled valuation date or if such date is not otherwise a trading day, the maturity date will be postponed until the second scheduled trading day following the last valuation date as postponed.

Portfolio stocks

The portfolio stocks are the common stocks of the 100 companies primarily doing business in North America listed in Annex A. The portfolio stocks were selected by us. All but six of the portfolio stock issuers are organized in the United States: two are organized in Canada, three are organized in the Cayman Islands and one is organized in the Republic of Panama.

Upon the occurrence of certain corporate events with respect to the portfolio stock issuers, the portfolio stocks may change during the term of the securities. See “—Following a merger between portfolio stock issuers, a single trigger event affecting the successor entity will be counted more than once” and “Risk Factors—The portfolio stocks may change following certain corporate events.”

Industry distribution of the portfolio stocks

According to Standard and Poor’s Corporation’s (“S&P”) industry categories, the industry distribution of the portfolio stocks as of the date of this pricing supplement is as follows:

Given the degree of concentration in the portfolio stocks demonstrated by the table above and the fact that only five trigger events can reduce the payment at maturity to zero, it is possible that adverse conditions in a few industry sectors, or even in only one, could result in your losing your entire investment in the securities. The portfolio stocks included in the portfolio may change following certain corporate events relating to a portfolio stock issuer. See “Risk Factors—The portfolio stocks may change following certain corporate events.” Any such changes may affect the concentration or distribution of the portfolio stocks in one or more industry categories shown above.

Historical price volatility of the portfolio stocks

The chart below provides an indication of the volatility in the closing prices of the portfolio stocks for seven-year periods beginning on each day from May 30, 1986 to December 31, 1999 and, therefore, covering the period from May 30, 1986 through August 22, 2006. The chart indicates the number of the 100 portfolio stocks that were trading in any seven-year period that experienced a 25%, 50% or 85% decline in their closing prices over each seven-year period. For any portfolio stock that was not trading on the first day of any seven-year period, the data is instead based on the closing price of such portfolio stock on the subsequent date on which it began trading.

For example, for the seven-year period beginning May 1, 1987 (marked by arrow “A” on the chart), the chart indicates that 49 out of 66 portfolio stocks experienced a 25% decline in price, 16 out of 66 portfolio stocks experienced a 50% decline in price and 0 out of 66 portfolio stocks experienced an 85% decline in price. Similarly, for the seven-year period beginning May 3, 1993 (marked by arrow “B” on the chart), the corresponding figures were 22 out of 83 portfolio stocks that experienced a 25% decline, 0 out of 83 portfolio stocks that experienced a 50% decline and 0 out of 83 portfolio stocks that experienced an 85% decline in price. Only in the periods covered by the small inset box in the lower right hand side of the chart, covering the seven-year periods beginning March 17, 1999 through December 31, 1999 were there some portfolio stock issuers that experienced an 85% decline in price. For example, for the seven-year period beginning May 11, 1999 (marked by arrow “C” on the chart), 81 out of 92 portfolio stock issuers experienced a 25% decline, 37 out of 92 portfolio stock issuers experienced a 50% decline and 1 out of 92 portfolio stock issuers experienced an 85% decline in price.

Inset of Historical Stock Price Data for 7 Years Cohorts

Past performance of the portfolio stocks is no indication of future performance of the portfolio stocks, and it is possible that the portfolio stocks could be more volatile in the future than they have been historically. In that regard, the portfolio stock issuers are companies that have not experienced a bankruptcy over this period. Consequently, these historical data could be expected to show fewer portfolio stocks that have experienced 85% declines in closing price than might be true of either (i) a group of similar issuers picked in 1986 without foreknowledge that each would survive without experiencing a bankruptcy or (ii) this group of 100 portfolio stock issuers over the seven-year term of the securities.

Eight of the portfolio issuers had not commenced trading as early as May 1999. However, as of August 22, 2006, none of those portfolio stock issuers had experienced an 85% decline in stock price from the time they first started trading.

Credit ratings of the portfolio stock issuers

In the following tables we present information about the credit ratings of portfolio stock issuers and some historical information about the experience of credit defaults, including, but not limited to, those occurring due to bankruptcy, for issuers with credit ratings similar to those of the portfolio stock issuers. There may, of course, be portfolio stocks that experience a trigger event due to an 85% or greater decline in closing price without the portfolio stock issuer having experienced a bankruptcy. The credit ratings cited in the following tables reflect the opinion of Standard & Poor’s (“S&P”) as to a portfolio stock issuer’s overall financial capacity (its creditworthiness) to pay its financial obligations. Investors have found credit ratings to be one useful factor in evaluating the likelihood that a company may default on its obligations and possibly experience a bankruptcy. Credit ratings should not be viewed in any way as an indication of future stock performance. In that regard, although we expect that the closing price of portfolio stocks will generally decline by 85% or more leading up to or during the bankruptcy of the portfolio stock issuer, it is possible that a portfolio stock issuer could experience a bankruptcy without such a decline in its stock price.

The table below provides a breakdown of the current S&P ratings of the portfolio stock issuers. As noted above, the S&P ratings are ratings of the portfolio stock issuers’ overall financial capacity (its creditworthiness) to pay its financial obligations and not of the portfolio stocks. The ratings of the portfolio stock issuers set forth in Annex A and reflected in the table below are not indicative of any future ratings of the portfolio stock issuers nor indicative of a rating of the overall portfolio. The ratings of the portfolio stock issuers may be downgraded over time due to the negative performance or outlook of the portfolio stock issuers.

Historical default rates for corporate issuers by credit rating

S&P has performed studies from time to time of historical default rates for issuers which may be useful to you in evaluating the likelihood that a portfolio stock issuer with a particular credit rating may experience a bankruptcy. The data presented below is extracted from the “Annual 2005 Global Corporate Default Study and Rating Transitions” published on January 31, 2006 by S&P (the “S&P Study”). The data tracks payment defaults and certain restructurings in addition to bankruptcies. For purposes of the S&P Study, Standard & Poor’s generally records a default for an issuer on the first occurrence of a payment default on any obligation, rated or unrated, other than a financial obligation subject to a bonafide commercial dispute, and upon a distressed exchange, when debtors are coerced to accept substitute instruments with less favorable terms than of the original obligations, as well as upon the issuer’s bankruptcy. However, even though a portfolio stock issuer could experience a default, as the term is used in the S&P Study, without experiencing a bankruptcy, we believe that the data provides a useful indicator of bankruptcy rates.

Other studies or analyses using other data or applying other methodologies may yield historical default rates higher than those calculated by the S&P Study. In addition, S&P’s methodology includes certain assumptions not described herein that may cause actual experience to deviate from these results.

Although the data presented below is based on the publicly available S&P Study, S&P was not involved in the preparation of the material in this pricing supplement and takes no responsibility for its accuracy or completeness. In addition, S&P is not rating the securities and has not reviewed the terms of the securities.

Cumulate Average Default Rates

In the table below, we have presented the cumulative average default rates for issuers with the specified ratings that correspond to the ratings of the portfolio stock issuers. “Cumulative default rates” measure the percentage of all those S&P rated issuers that carried a specified rating at the beginning of a seven-year period that had experienced a default by the end of the seven-year period. The “cumulative average default rate” is the average of the cumulative default rates for the 19 seven-year periods beginning in January of each year from 1981 to January 1999 and, therefore, covering the years 1981 through 2005. We have used seven-year periods because the securities have a seven-year term.

The corresponding table below shows the maximum and minimum cumulative default rates for the periods covered above, as well as the mean and standard deviation of such default rates from the mean.

Cumulative Default Rate for Seven-Year Cohorts 1981-1999*

				Standard
	Mean	Max	Min	Deviation from the Mean
Aa	0.52	1.51	0.00	0.59
A	1.06	2.36	0.18	0.56
BBB	4.15	6.62	0.25	1.74

* Source: Morgan Stanley based on data presented in Table 22 of Standard & Poor’s “Annual 2005 Global Corporate Default Study and Rating Transitions,” January 2006.

Average historical default rates for portfolio with comparable distribution of ratings

We present below a chart showing the cumulative default rates that would have occurred in each of the seven-year periods beginning in January of each year from 1981 to January 1999 and, therefore, covering the years 1981 through 2005 with respect to a group of issuers with the distribution of ratings, as measured at the beginning of each seven-year period, comparable to that of the distribution of ratings of the portfolio stock issuers as of the date of this pricing supplement (for each seven-year period, a “Weighted Average Cohort”). The chart is based on S&P’s historical data on cumulative default rates for all issuers rated in particular ratings categories. For each seven-year period the chart indicates the percentage of the issuers in the applicable Weighted Average Cohort that would have experienced a default by the end of the relevant seven-year period.

The incidence of bankruptcies for the portfolio stock issuers may be higher than the incidence of default rates indicated by the S&P Study summarized in the table above.

The S&P historical default rates for the particular credit rating levels and for the Weighted Average Cohorts depicted in the two tables above represent an average measure of default incidence, during the relevant period, for issuers rated by S&P at the beginning of the period. There can be no assurance that actual default rates for the portfolio stock issuers will occur in the future at or near the historical average level or that default rates will not be worse than the worst historical levels observed by S&P over the periods covered in the table above. Furthermore, the portfolio stock issuers with a specific S&P rating will not necessarily be representative of all issuers of debt securities with that rating. In addition, the concentration within the portfolio of portfolio stock issuers in particular industries or specific geographic areas will be different than the market as a whole as represented by the historical data, which may lead to higher levels of defaults than the historical average. For these and other reasons, the historical default rate data presented above may vary from and perhaps be significantly better than the default rates (and corresponding bankruptcy rates) that will occur for the portfolio stock issuers. In particular, default rates have demonstrated significant volatility from year to year, and a relatively small negative deviation from the historical averages could result in the occurrence of a greater number of trigger events, and consequently, a greatly reduced payment or a total loss of your investment.

The calculation agent will determine the occurrence of trigger events	If prior to the maturity date, the calculation agent, acting on our behalf, determines that a trigger event has occurred with respect to any portfolio stock, the calculation agent will make commercially reasonable efforts to notify the trustee, Morgan Stanley and The Depositary Trust Company (“DTC”) of such trigger event within thirty business days. Upon the occurrence of a trigger event, or if the occurrence of a trigger event is anticipated in the market, we would expect the market price of the securities to decrease to reflect the reduced, or potentially reduced, payment at maturity.

Following a merger between portfolio stock issuers, a single trigger event affecting the successor entity will be counted more than once	If two or more portfolio stock issuers merge to form a single successor entity, and a trigger event occurs with respect to such successor entity, such trigger event will be counted n times for purposes of determining the total number of trigger events that have occurred over the seven-year term of the securities, where n is the number of portfolio stock issuers that have merged to form such successor entity. As a result, a single trigger event may be counted more than once for purposes of determining the number of trigger events that have occurred during the life of the securities in order to calculate the amount of payment due at maturity and thus, following such a merger, will reduce your payment at maturity by $200 times n; provided however that you will not receive less than zero at maturity.

Following certain mergers with respect to a portfolio stock issuer, any change in the closing price of such portfolio stock from the pricing date will be reflected in the trigger price of the resulting entity	Upon the occurrence of a merger of a portfolio stock issuer into an entity having common stock that is traded on a national securities exchange or quoted on the Nasdaq National Market, the trigger price as calculated for the entity created pursuant to such merger will be adjusted to reflect any change in the closing price of such portfolio stock on the date immediately preceding the effective date of such merger from the closing price of such portfolio stock on the pricing date. See “Risk Factors—Following certain mergers of a portfolio stock issuer, the trigger price of the resulting entity will be adjusted upward to reflect any decline in the closing price of such portfolio stock from the pricing date” and “Description of Securities—Antidilution Adjustments.”

Securities are not listed	The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. We currently intend to act as a market maker for the securities but are not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. See “Risk Factors— The securities will not be listed.”

MS & Co. will be the Calculation Agent	We have appointed our affiliate, Morgan Stanley & Co. Incorporated or its successors, which we refer to as MS & Co., to act as calculation agent for JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), the trustee for our senior notes. As calculation agent, MS & Co. will determine, on our behalf, whether a trigger event has occurred with respect to any portfolio stock. See “Risk Factors–The economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests.” The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests.

Where you can find more information on the securities	The securities are senior notes issued as part of our Series F medium-term note program. You can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated January 25, 2006 and accompanying prospectus dated January 25, 2006. We describe the basic features of this type of note in the sections of the prospectus supplement called “Description of Notes—General Terms of Notes” and “—Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices” and in the section of the prospectus called “Description of Debt Securities – Description of Fixed Rate Debt Securities.”

Because this is a summary, it does not contain all of the information that may be important to you. For a detailed description of the terms of the securities, you should read the “Description of Securities” section in this pricing supplement.

THE CORPORATE PORTFOLIO TRIGGER SECURITIES INVOLVE A HIGH DEGREE OF RISK THAT YOU WILL LOSE YOUR ENTIRE INVESTMENT, WHICH WILL BE THE RESULT IF THERE ARE FIVE OR MORE TRIGGER EVENTS OVER THE SEVEN-YEAR TERM OF THE SECURITIES. IT IS NOT POSSIBLE TO ACCURATELY PREDICT THE LIKELIHOOD OF THE OCCURRENCE OF A TRIGGER EVENT WITH RESPECT TO ANY PORTFOLIO STOCK OR THE LIKELIHOOD THAT FIVE OR MORE TRIGGER EVENTS WILL OCCUR OVER THE TERM OF THE SECURITIES. YOU SHOULD BE PREPARED TO SUSTAIN A TOTAL LOSS OF YOUR INVESTMENT. YOU ARE ADVISED TO CAREFULLY CONSIDER THE INFORMATION UNDER “RISK FACTORS” BEGINNING ON PS-13.

The tax treatment of investments in securities such as these differ from that of investments in ordinary securities. See the section of this pricing supplement called “Description of Securities—United States Federal Income Taxation.”

We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the securities.

How to reach us	You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).

RISK FACTORS

     The securities do not guarantee any payment on the maturity date and upon the occurrence of five or more trigger events, you will lose your entire investment. This section describes the most significant risks relating to the securities. You should carefully consider whether the securities are suited to your particular circumstances and that you understand the risks involved before you decide to purchase them.

You will lose your entire investment if there are five or more trigger events	It is not possible to predict accurately the likelihood of the occurrence of a trigger event with respect to any portfolio stock or the likelihood that five or more trigger events will occur over the term of the securities. However, you should not invest in the securities unless you are prepared to lose your entire investment. Although the securities will pay multiples of the $200 issue price if there are three or fewer trigger events over the term of the securities, it is at least as likely that you will lose your entire investment.

You are exposed to the closing price risk of each portfolio stock	Because the payment at maturity of the securities is based on the number of portfolio stocks that experience a trigger event, your investment is subject to the closing price risk of each portfolio stock. You cannot predict the future performance of a portfolio stock based on its historical performance. The price of a portfolio stock may decrease 85% or more from the closing price of such portfolio stock on the pricing date even though such portfolio stock has not experienced such a price decrease in the past.

The closing price of a portfolio stock on the pricing date may be significantly higher than the historical average trading price for such portfolio stock	If the closing price of a portfolio stock decreases 85% or more from the closing price of such portfolio stock on the pricing date, a trigger event will have occurred with respect to such portfolio stock. The reference closing price for determining an 85% decrease in the closing price of such portfolio stock is the pricing date. The closing price of a portfolio stock on the pricing date may be significantly higher than the historical average trading price for such portfolio stock, which could increase the likelihood of the occurrence of a trigger event with respect to such portfolio stock. In addition, on the pricing date, stock prices generally in the market may be significantly higher than historical averages, which could increase the likelihood of subsequent declines in stock prices over the term of the securities.

If any portfolio stock issuer experiences a bankruptcy, you will either lose money or make less money on your investment	In addition to the closing price risk of each portfolio stock, you are exposed to the risk that a portfolio stock issuer experiences a bankruptcy prior to the maturity date. While the credit rating of a portfolio stock issuer on the pricing date is viewed as an indication of the level of credit risk with regard to the senior debt of each portfolio stock issuer, and, therefore, of the likelihood that a portfolio stock issuer will experience a bankruptcy, there is no guarantee that the credit rating of such portfolio stock issuer will not be downgraded over time due to the negative performance of such portfolio stock issuer.

The number of trigger events the portfolio stocks will experience is not predictable	There can be no assurance as to how many trigger events will occur over the term of the securities and consequently the amount you will receive at maturity of the securities is unpredictable. Certain economic, financial, political, regulatory or judicial events could simultaneously affect the trading price of portfolio stocks and/or the financial condition of portfolio stock issuers across diverse industry categories or in a single industry. As a result, stressful economic conditions could lead to a trigger event with respect to more than one portfolio stock, which will reduce the amount you will receive at maturity of the securities.

The portfolio stock issuers are concentrated in certain geographic areas and industry groups	All but six of the portfolio stock issuers are organized in the United States: two are organized in Canada, three are organized in the Cayman Islands and one is organized in the Republic of Panama. As set forth on the chart in the summary of this pricing supplement, the portfolio stock issuers represent

32 different industries. The industries most prominently represented are insurance (15%), telecommunications/cellular communications (7%), chemicals/plastics (7%), oil and gas (6%), retailers (except food and drug) (5%) and building and development (5%).

A significant downturn in one or more of these industries could result in the occurrence of trigger events with respect to the portfolio stocks in such industry. As such, an economic downturn in any of these industries could dramatically reduce the payment to you at maturity, including to zero.

A merger between two or more portfolio stock issuers will at least double your exposure to the risk of occurrence of trigger events	If two or more portfolio stock issuers merge to form a single successor entity, a single trigger event with respect to such successor entity will be counted more than once. Such a trigger event will be counted n times for purposes of determining the number of trigger events that have occurred during the life of the securities, where n is the number of portfolio stock issuers that have merged to form such successor entity. As a result, a merger between two portfolio stock issuers will double your exposure vis-à-vis the resulting successor entity, a merger between three portfolio stock issuers will triple your exposure vis-à-vis the resulting successor entity, and so on. You should read the section in this pricing supplement called “Description of Securities—Antidilution Adjustments” in order to understand the impact of a merger between two or more portfolio stock issuers on your securities.

Following certain mergers with respect to a portfolio stock issuer, the trigger price of the resulting entity will be adjusted upward to reflect any decline in the closing price of such portfolio stock from the pricing date	Upon the occurrence of a merger of a portfolio stock issuer into an entity having common stock that is traded on a national securities exchange or quoted on the Nasdaq National Market, the trigger price as calculated for the resulting entity will be adjusted upward to reflect any decline in the closing price of such portfolio stock on the date immediately preceding the effective date of such merger from the closing price of such portfolio stock on the pricing date. Any such upward adjustment will increase the likelihood of the occurrence of a trigger event with respect to such resulting entity. You are exposed to the risk that the closing price of such portfolio stock may be unusually low on the date immediately preceding the effective date of such merger. You should read the section in this pricing supplement called “Description of Securities—Antidilution Adjustments” in order to understand the nature of these adjustments.

The portfolio stocks may change following certain corporate events	Following certain corporate events relating to a portfolio stock issuer, the calculation agent will have the option to remove such portfolio stock from the portfolio and to replace such portfolio stock with the common stock of a company with the same or better credit rating as held by the replaced portfolio stock issuer at the time of its replacement. Following any such replacement, you will become subject to the closing price risk of the successor portfolio stock as well as to the bankruptcy risk of the successor portfolio stock issuer. We describe the specific corporate events that can lead to these adjustments, the procedures for selecting another portfolio stock and portfolio stock issuer on the basis of SIC industry code, market capitalization and credit rating and the procedures for adjusting the closing price of any portfolio stock upon the occurrence of certain other corporate events in the section of this pricing supplement called “Description of Securities—Antidilution Adjustments.” You should read this section in order to understand these and other adjustments that may be made to your securities.

The securities will not be listed	The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. currently intends to act as a market maker for the securities but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the securities.

Market price of the securities may be influenced by many unpredictable factors

Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the occurrence or potential occurrence of trigger events will affect the value of the securities more than any other single factor. Other factors that may influence the value of the securities include:

  the closing price of the portfolio stocks

  the published credit rating of each of the portfolio stock issuers and the market perception of the increased likelihood of a bankruptcy with respect to any portfolio stock issuer (as may be evidenced by a downgrade by a rating agency)

  the volatility (frequency and magnitude of changes in price) of the closing price of the portfolio stocks geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the portfolio stocks or stock markets generally and which may affect the closing price of the portfolio stocks or the bankruptcy risks faced by portfolio stock issuers interest and yield rates in the market

  the dividend rate on the portfolio stocks

  the time remaining until the securities mature

  our creditworthiness

Some or all of these factors will influence the price you will receive if you sell your securities prior to the maturity date. For example, you may have to sell your securities at a substantial discount from the issue price if there is an increase in the likelihood of the occurrence of a trigger event with respect to any portfolio stock or portfolio stock issuer or if trigger events with respect to one or more portfolio stocks have occurred.

No affiliation with the portfolio stock issuers

We are not affiliated with any of the portfolio stock issuers and the portfolio stock issuers are not involved with this offering in any way. Consequently, we have no ability to control the actions of the portfolio stock issuers, including a portfolio stock issuer’s ability to avoid the occurrence of a trigger event. The portfolio stock issuers have no obligation to consider your interests as an investor in the securities in taking any corporate actions that might result in a trigger event or affect the value of your securities. None of the money you pay for the securities will go to the portfolio stock issuers.

In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the portfolio stock issuers, which may or may not recommend that investors buy or hold the portfolio stocks or the corporate debt of the portfolio stock issuers.

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices	The price, if any, at which MS & Co. is willing to purchase securities in secondary market transactions will take into account that the issue price paid by investors included, and secondary market prices are likely to exclude, commissions paid with respect to the securities, as well as the projected profit included in the cost of hedging our obligations under the securities. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

The economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests

As calculation agent, our affiliate MS & Co. will determine whether a trigger event has occurred. Because MS & Co. is our affiliate and agent, potential conflicts of interest exist between the calculation agent and you and other holders of the securities, including with respect to the determination that a trigger event has occurred, the selection of any successor portfolio stock issuer and the calculation of the amount payable at maturity of the securities.

MS & Co. is under no obligation to consider your interests as an investor in the securities and will not do so.

The issue price of the securities includes the agent’s commissions and certain costs of hedging our obligations under the securities. The subsidiaries through which we hedge our obligations under the securities expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected.

Investing in the securities is not equivalent to investing in the portfolio stocks	Investing in the securities is not equivalent to investing in the portfolio stocks. As an investor in the securities, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the portfolio stocks.

Hedging and trading activity by the calculation agent and its affiliates could potentially adversely affect the value of the securities	MS & Co. and other affiliates of ours have carried out hedging activities related to the securities (and to other instruments linked to the portfolio stocks), including trading in credit default swaps on the portfolio stock issuers. MS & Co. and some of our other subsidiaries also trade the portfolio stocks and other financial instruments related to the portfolio stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities on or prior to the pricing date could have increased the closing price of the portfolio stocks on the pricing date, and therefore, the reference price for determining the occurrence of a trigger event with respect to such portfolio stocks. Additionally, such trading activities during the term of the securities could potentially affect the trading price of the portfolio stocks during such period, and, accordingly, affect the likelihood of the occurrence of a trigger event with respect to such portfolio stocks or portfolio stock issuers.

Although the U.S. federal income tax consequences of an investment in the securities are uncertain, the securities generally should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes

Although the U.S. federal income tax consequences of an investment in the securities are uncertain, the securities generally should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Please read the discussion under “United States Federal Income Taxation” in this pricing supplement concerning the U.S. federal tax consequences of investing in the securities. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the securities, the timing and character of income on the securities might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

You are urged to consult your own tax advisors regarding all aspects of the U.S. federal tax consequences of investing in the securities as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

DESCRIPTION OF SECURITIES

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term “Security” refers to each $200 principal amount of our Corporate Portfolio Trigger Securities due September 20, 2013, linked to the Common Stocks of 100 North American Companies. In this pricing supplement, “we,” “us” and “our” refer to Morgan Stanley.

Aggregate Principal Amount	$1,456,000

Pricing Date	August 17, 2006

Original Issue Date (Settlement Date)	August 24, 2006

Maturity Date

September 20, 2013, subject to extension if the Valuation Date is postponed in accordance with the following paragraph.

If the Valuation Date with respect to any Portfolio Stock is postponed due to a Market Disruption Event, a Potential Bankruptcy Event or otherwise, the Maturity Date will be postponed so that the Maturity Date will be the second scheduled Trading Day following the last such Valuation Date as so postponed. See “—Valuation Date” below.

Valuation Date

September 18, 2013; provided that if September 18, 2013 is not a Trading Day, the Valuation Date will be the immediately succeeding Trading Day. If a Market Disruption Event with respect to any Portfolio Stock occurs on September 18, 2013 or on such immediately succeeding Trading Day, the Valuation Date solely with respect to such affected Portfolio Stock will be the immediately succeeding Trading Day on which no Market Disruption Event with respect to such Portfolio Stock occurs; provided further that the Valuation Date with respect to any Portfolio Stock will be no later than the fifth scheduled Trading Day following September 18, 2013, except as described in the following paragraph.

If a Potential Bankruptcy Event occurs or is continuing on September 18, 2013 with respect to any Portfolio Stock Issuer, the Valuation Date with respect to the applicable Portfolio Stock, solely for purposes of determining whether a Trigger Event described under clause (ii) of the definition thereof has occurred, will be the immediately succeeding Business Day on which publicly available information (as defined under “—Bankruptcy” below) relating to the bankruptcy of such Portfolio Stock Issuer becomes available to the Calculation Agent; provided that the Valuation Date with respect to such Portfolio Stock will be no later than the fourteenth calendar day following September 18, 2013.

For the avoidance of doubt, the occurrence of a Potential Bankruptcy Event will not extend the Trigger Period with respect to any Portfolio Stock for purposes of determining whether a Trigger Event described under clause (i) of the definition thereof has occurred.

In the event that the Maturity Date of the Securities is postponed due to postponement of the Valuation Date as described above, we will provide notice of such postponement and, once it has been determined, of the date to which the Maturity Date has been rescheduled, to the Trustee and to DTC. We will give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the Maturity Date, the Business Day immediately following the scheduled Valuation Date, and (ii) with respect to notice of the date to which the Maturity Date has been rescheduled, the Business Day immediately following the last Valuation Date as so postponed. We expect that such notice will be passed on to you as a beneficial owner of the Securities, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

Issue Price	$200 per Security

Number of Securities	7,280

Denominations	$200 and integral multiples thereof

CUSIP Number	61748UAB8

Interest Rate	None

Specified Currency	U.S. dollars

Portfolio Stocks	The common stocks of each of the Portfolio Stock Issuers as set forth in Annex A hereto.

Portfolio Stock Issuers	The 100 North American Companies set forth in Annex A hereto.

Trigger Period	The period beginning on and including the Pricing Date to and including the Valuation Date with respect to any Portfolio Stock.

Payment at Maturity

Unless the maturity of the Securities has been accelerated, on the Maturity Date, upon delivery of the Securities to the Trustee, we will deliver to you with respect to each $200 principal amount of Securities, an amount in cash determined as follows:

  if no Trigger Event occurs during the Trigger Period, $1,000;

  if one Trigger Event occurs during the Trigger Period, $800;

  if two Trigger Events occur during the Trigger Period, $600;

  if three Trigger Events occur during the Trigger Period, $400;

  if four Trigger Events occur during the Trigger Period, $200; and

  if five or more Trigger Events occur during the Trigger Period, $0, which represents a loss of the entire Issue Price of each Security.

We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee, to Morgan Stanley and to DTC, on or prior to 10:30 a.m. on the Business Day immediately prior to the Maturity Date of the Securities of the amount of cash to be delivered with respect to each $200 principal amount of each Security and (ii) deliver such amount to the Trustee for delivery to the holders on the Maturity Date.

If the maturity of the Securities is accelerated because of an Event of Default Acceleration (as defined under “—Alternate Exchange Calculation in Case of an Event of Default” below), we shall provide notice thereof to the Trustee as promptly as possible and in no event later than 2 Business Days after the date of acceleration.

Trigger Event

With respect to any Portfolio Stock, a Trigger Event means the first to occur, as determined by the Calculation Agent, of either:

(i) on any Trading Day, the product of the Closing Price of any Portfolio Stock times the Exchange Factor for such Portfolio Stock, each as determined on such Trading Day, is equal to, or less than, the Trigger Price for such Portfolio Stock; or

(ii) the Portfolio Stock Issuer of such Portfolio Stock experiences a Bankruptcy, as defined below.

If both of the foregoing events occur with respect to the same Portfolio Stock Issuer, only one Trigger Event will be deemed to have occurred; provided however that in certain cases following an Intra-Portfolio Merger Event (as defined below), a single Trigger Event will be counted multiple times for purposes of determining the total number of Trigger Events that have occurred over the seven-year term of the Securities. See “—Antidilution Adjustments” below.

Upon the occurrence of certain corporate events with respect to the Portfolio Stock Issuers, the Portfolio Stocks may change. See “—Antidilution Adjustments” below.

Following the occurrence of a Trigger Event, the Calculation Agent will make commercially reasonable efforts to notify the Trustee, Morgan Stanley and DTC of such Trigger Event within thirty Business Days immediately following the occurrence of each of the first five Trigger Events, if any, to occur; provided that the failure to provide any such notice will not affect the occurrence of a Trigger Event for the purposes of calculating the payment due at maturity. We expect that such notice will be passed on to you, as a beneficial owner of the Securities, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

Bankruptcy	A Bankruptcy with respect to any Portfolio Stock Issuer shall have occurred when (i) such Portfolio Stock Issuer (a) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (b) becomes insolvent or is unable to pay its debts or fails or admits in writing in a judicial, regulatory or administrative proceeding or filing its inability generally to pay its debts as they become due; (c) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (d) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditor’s rights, or a petition is presented for its winding-up or liquidation, and, in case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within thirty calendar days of the institution or presented thereof; (e) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (f) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (g) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within thirty calendar days thereafter; or (h) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (a) to (g) (inclusive) and (ii) the Calculation Agent has obtained publicly available information that any such event described in clause (i) has occurred.

For purposes of this definition of Bankruptcy, “publicly available information” means information that is related to the occurrence of a Bankruptcy with respect to any Portfolio Stock Issuer and that (i) has been published or electronically displayed prior to such determination in at least two internationally recognized news sources (including, without limitation, any of Bloomberg Service, Dow Jones Telerate Service, Reuters Monitor Money Rates Services, Dow Jones News Wire, The Wall Street Journal, The New York Times, Nihon Keizai Shinbun, Asahi Shinbun, Yomiuri Shinbun, Financial Times, La Tribune, Les Echos and the Australian Financial Review (and successor publications)), (ii) is information received from or published by (A) such affected Portfolio Stock Issuer or (B) a trustee, fiscal agent, administrative agent, clearing agent or paying agent for a credit obligation of such affected Portfolio Stock Issuer, (iii) is information contained in any petition or filing instituting a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights or a petition for winding-up or liquidation against or by such Portfolio Stock Issuer or (iv) is information contained in any order, decree, notice or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body.

Potential Bankruptcy Event	Potential Bankruptcy Event means, with respect to any Portfolio Stock Issuer, that the Calculation Agent reasonably believes that an event described under clause (i) of the definition of “Bankruptcy” has occurred with respect to such Portfolio Stock Issuer on or prior to September 18, 2013 (See “—Bankruptcy” above).

Exchange Factor	1.0, with respect to each Portfolio Stock, subject to adjustment for certain corporate events relating to each of the Portfolio Stocks. See “—Antidilution Adjustments” below. Upon the determination by the Calculation Agent of a Successor Portfolio Stock (as defined below) or a Resulting Merged Entity (as defined below), the Exchange Factor with respect to such Successor Portfolio Stock or Resulting Merged Entity will be 1.0, subject to adjustment for certain corporate events relating to such Successor Portfolio Stock or Resulting Merged Entity.

Initial Portfolio Stock Price	The Initial Portfolio Stock Price with respect to any Portfolio Stock means the Closing Price of each such Portfolio Stock on the Pricing Date as set forth on Annex A hereto. The Initial Portfolio Stock Price for each of the Portfolio Stocks that was determined on the Pricing Date is set forth in Annex A hereto. The Initial Portfolio Stock Price for any Successor Portfolio Stock or Resulting Merged Entity will be determined pursuant to paragraphs 5, 6 and 7 of “—Antidilution Adjustments” below.

Trigger Price	The Trigger Price for each of the Portfolio Stocks is set forth in Annex A hereto. With respect to each Portfolio Stock, the Trigger Price will equal 15.0% of the Initial Portfolio Stock Price for such Portfolio Stock. The Trigger Price for any Successor Portfolio Stock will equal 15.0% of the Closing Price of such Successor Portfolio Stock on the date determined pursuant to paragraphs 5 and 7 of “—Antidilution Adjustments” below. The Trigger Price for any Resulting Merged Entity or Surviving Portfolio Stock Issuer will be determined pursuant to paragraphs 6 and 7, respectively, of “—Antidilution Adjustments” below.

Closing Price

The Closing Price for one share of any Portfolio Stock (or one unit of any other security for which a Closing Price must be determined) on any Trading Day means:

  if a Portfolio Stock (or any such other security) is listed or admitted to trading on a United States national securities exchange, the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such Portfolio Stock (or any such other security) is listed or admitted to trading, if a Portfolio Stock (or any such other security) is a security of the Nasdaq National Market (and provided that the Nasdaq National Market is not then a national securities exchange), the Nasdaq official closing price published by The Nasdaq Stock Market, Inc. on such day, or if a Portfolio Stock (or any such other security) is neither listed or admitted to trading on any United States national securities exchange nor a security of the Nasdaq National Market but is included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the National Association of Securities Dealers, Inc. (the “NASD”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If a Portfolio Stock (or any such other security) is listed or admitted to trading on any United States national securities exchange or is a security of the Nasdaq National Market but the last reported sale price or Nasdaq official closing price, as applicable, is not available pursuant to the preceding sentence, then the Closing Price for one share of such Portfolio Stock (or one unit of any such other security) on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or the OTC Bulletin Board on such day. If the last reported sale price of the principal trading session is not available pursuant to the preceding two sentences because any such Portfolio Stock is not listed or admitted to trading on a United States securities exchange or reported on the Nasdaq National Market (if it is not then a United States national securities exchange) or OTC Bulletin Board, the Closing Price for any Trading Day shall be the U.S. dollar equivalent (using the noon buying rate in effect for such day certified by the Federal Reserve Bank of New York) of the last reported sale price, regular way, of the principal trading session on such day of the principal foreign securities exchange on which such Portfolio Stock is listed. If the last reported sale price or Nasdaq official closing price, as applicable, for such Portfolio Stock (or any such other security) is not available pursuant to any of the three preceding sentences, then the Closing Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for such Portfolio Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bid prices received in currencies other than U.S. dollars will be valued by their U.S. dollar equivalent (using the noon buying rate in effect for such day certified by the Federal Reserve Bank of New York). Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term “security of the Nasdaq National Market” will include a security included in any successor to such system, and the term OTC Bulletin Board Service will include any successor service thereto.

Trading Day	A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, Inc. (“NYSE”), the American Stock Exchange LLC, the Nasdaq National Market, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Business Day	Any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

Book Entry Security or Certificated
Security	Book Entry

Trustee	JPMorgan Chase Bank, N.A. and its successors

Calculation Agent

MS & Co. and its successors

All determinations made by the Calculation Agent, including the determination of whether a Trigger Event has occurred with respect to any Portfolio Stock, will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

Because the Calculation Agent is our affiliate and agent, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an owner of the Securities, including with respect to the determination that a Trigger Event has occurred.

The Calculation Agent, acting on our behalf, will determine that a Trigger Event has occurred with respect to any Portfolio Stock.

Antidilution Adjustments

For purposes of determining whether a Trigger Event has occurred with respect to any Portfolio Stock (or any Successor Portfolio Stock), the Exchange Factor for each Portfolio Stock (or any Successor Portfolio Stock) will be adjusted (and, upon the occurrence of certain corporate events specified below, any Successor Portfolio Stock will be determined) as follows:

1. If any Portfolio Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Exchange Factor with respect to such Portfolio Stock will be adjusted to equal the product of the prior Exchange Factor for such Portfolio Stock and the number of shares issued in such stock split or reverse stock split with respect to one share of such Portfolio Stock.

2. If any Portfolio Stock is subject (i) to a stock dividend (issuance of additional shares of such Portfolio Stock) that is given ratably to all holders of shares of such Portfolio Stock or (ii) to a distribution of Portfolio Stock as a result of the triggering of any provision of the corporate charter of the applicable Portfolio Stock Issuer, then once the dividend has become effective and such Portfolio Stock is trading ex-dividend, the Exchange Factor with respect to such Portfolio Stock will be adjusted so that the new Exchange Factor shall equal the prior Exchange Factor for such Portfolio Stock plus the product of (i) the number of shares issued with respect to one share of such Portfolio Stock and (ii) the prior Exchange Factor for such Portfolio Stock.

3. If any Portfolio Stock Issuer issues rights or warrants to all holders of the applicable Portfolio Stock to subscribe for or purchase such Portfolio Stock at an exercise price per share less than the Closing Price of the applicable Portfolio Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the Securities, then the Exchange Factor for such Portfolio Stock will be adjusted to equal the product of the prior Exchange Factor for such Portfolio Stock and a fraction, the numerator of which shall be the number of shares of the applicable Portfolio Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such Portfolio Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of such Portfolio Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such Portfolio Stock which the aggregate offering price of the total number of shares of such Portfolio Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Closing Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Price.

4. There will be no adjustments to the Exchange Factor for any Portfolio Stock to reflect cash dividends or other distributions paid with respect to such Portfolio Stock other than distributions described in paragraph 2, paragraph 3 and Extraordinary Dividends as described below. A cash dividend or other distribution with respect to a Portfolio Stock will be deemed to be an “Extraordinary Dividend” if such cash dividend or distribution (a) is defined by such Portfolio Stock Issuer as an extraordinary or special dividend or distribution, or (b) exceeds the immediately preceding non-Extraordinary Dividend for such Portfolio Stock by an amount equal to at least 5% of the Closing Price of such Portfolio Stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the Trading Day preceding the ex-dividend date (that is, the day on and after which transactions in such Portfolio Stock on the primary U.S. organized securities exchange or trading system on which such Portfolio Stock is traded or trading system no longer carry the right to receive that cash dividend or that cash distribution) for the payment of such Extraordinary Dividend. If an Extraordinary Dividend occurs with respect to any Portfolio Stock, the Exchange Factor with respect to such Portfolio Stock will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Exchange Factor will equal the product of (i) the then current Exchange Factor for such Portfolio Stock and (ii) a fraction, the numerator of which is the Closing Price of such Portfolio Stock on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Price of such Portfolio Stock on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount. The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for any such Portfolio Stock Issuer will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for such Portfolio Stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, which determination shall be conclusive. A distribution on such Portfolio Stock described in clause (i) or (iv) of paragraph 5 below that also constitutes an Extraordinary Dividend shall not cause an adjustment to the Exchange Factor for such Portfolio Stock and shall only be treated as a Reorganization Event (as defined below) pursuant to clause (i) or (iv) of paragraph 5 below, as applicable.

5. Subject to the provisions of paragraphs 6 and 7 below, if (i) there occurs any reclassification or change of any Portfolio Stock, including, without limitation, as a result of the issuance of any tracking stock by the applicable Portfolio Stock Issuer, (ii) the applicable Portfolio Stock Issuer has been subject to a demerger or transfer of its assets or liabilities and is not the surviving entity, (iii) the applicable Portfolio Stock Issuer has been subject to a merger, amalgamation, combination or consolidation or any statutory exchange of securities (any such event, a “Merger Event”) and the common stock of the entity that survives such Merger Event is not traded on a national securities exchange or quoted on the Nasdaq National Market on the Trading Day immediately following the effective date of such Merger Event, (iv) such Portfolio Stock Issuer issues to all of its shareholders equity securities of an issuer other than such Portfolio Stock Issuer (other than in a transaction described in clause (ii) or (iii) above) (a “Spin-off Event”) or (v) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of such Portfolio Stock (any such event in clauses (i) through (v), a “Reorganization Event”), then, instead of adjusting the Exchange Factor for such Portfolio Stock, the Calculation Agent, in its sole discretion without consideration for the interests of investors, shall either (A) determine a Successor Portfolio Stock to such Portfolio Stock that experiences any such Reorganization Event (the “Original Portfolio Stock”) after the close of the principal trading session on the Trading Day immediately prior to the effective date of such Reorganization Event in accordance with the following paragraph (each successor portfolio stock as so determined, a “Successor Portfolio Stock” and such successor portfolio stock issuer, a “Successor Portfolio Stock Issuer”) or (B) deem the Closing Price and the Exchange Factor of such Original Portfolio Stock on the Trading Day immediately prior to the effective date of such Reorganization Event to be the Closing Price and Exchange Factor of such Original Portfolio Stock on every subsequent Trading Day to and including the last Trading Day in the Trigger Period and select from the entities that were parties to such Reorganization Event, one entity (the “Reference Entity”) that will be deemed to be the Portfolio Stock Issuer for the purposes of determining whether a Bankruptcy occurs after the effective date of such Reorganization Event. Upon the determination by the Calculation Agent of any Successor Portfolio Stock pursuant to clause (A) of the preceding sentence, references in this pricing supplement to “Portfolio Stock” shall no longer be deemed to refer to the Original Portfolio Stock and shall be deemed instead to refer to any such Successor Portfolio Stock for all purposes, and references in this pricing supplement to “Portfolio Stock Issuer” shall be deemed to be to any such Successor Portfolio Stock Issuer. Upon the selection of any Successor Portfolio Stock by the Calculation Agent pursuant to clause (A) of the preceding sentence, (i) the Trigger Price for such Successor Portfolio Stock will be equal to 15% of the Closing Price of such Successor Portfolio Stock on the Trading Day immediately following the effective date of the Reorganization Event, as determined by the Calculation Agent, (ii) the Exchange Factor for such Successor Portfolio Stock shall be 1.0, subject to adjustment for certain corporate events related to such Successor Portfolio Stock in accordance with these Antidilution Adjustments, and (iii) the Initial Portfolio Stock Price for such Successor Portfolio Stock shall be the Closing Price of such Successor Portfolio Stock on the Trading Day immediately following the effective date of the Reorganization Event, as determined by the Calculation Agent.

The “Successor Portfolio Stock” will be the common stock of the company with a Credit Rating (as defined below) on the Trading Day immediately prior to the effective date of such Reorganization Event that is equal to or higher than the Credit Rating of the Original Portfolio Stock Issuer as of the Measurement Date (as defined below), a “Qualifying Credit Rating”, as selected by the Calculation Agent from a group of companies (selected as described in the following sentence) that have a Qualifying Credit Rating from S&P, the common stocks of which are then traded on a national securities exchange or quoted on the Nasdaq National Market, that primarily do business in North America and that have a market capitalization of at least $100 million (each such company, a “Qualifying Company”). The stocks from which the Successor Portfolio Stock is selected will be the stocks of Qualifying Companies with the same primary “Industry” Standard Industrial Classification Code (“SIC Code”) as the applicable Portfolio Stock; provided that, if there are fewer than 10 stocks of Qualifying Companies with the same primary “Industry” SIC Code, the Calculation Agent will add to the selection group all of the additional Qualifying Companies in each succeeding category, taken one category at a time, until the selection group has at least 10 Qualifying Companies or includes all Qualifying Companies in the “Division”: first, stocks with the same primary “Industry Group” classification as the applicable Original Portfolio Stock; second, stocks with the same primary “Major Group” classification as the applicable Original Portfolio Stock; and third, stocks with the same primary “Division”

classification as the applicable Original Portfolio Stock; provided further, however, that none of the stocks from which any Successor Portfolio Stock will be selected will be a stock that is subject to a trading restriction under the trading restriction policies of Morgan Stanley or any of its affiliates that would materially limit the ability of Morgan Stanley or any of its affiliates to hedge the Securities with respect to such Successor Portfolio Stock Issuer (a “Hedging Restriction”). “Industry,” “Industry Group,” “Major Group” and “Division” have the meanings assigned by the Office of Management and Budget, or any successor federal agency responsible for assigning SIC codes. If the SIC Code system of classification is altered or abandoned, the Calculation Agent may select an alternate classification system and implement similar procedures.

“Credit Rating” means the rating and outlook most recently assigned by S&P (or any successor thereto) of an issuer’s overall financial capacity (its creditworthiness) to pay its financial obligations on or prior to the Trading Day immediately prior to the first public announcement of the relevant Reorganization Event (the “Measurement Date”). If S&P (or any successor thereto) is no longer acting as a nationally recognized statistical rating organization, the Calculation Agent will use the credit ratings and outlooks of another nationally recognized statistical rating organization of its own selection.

Following a Reorganization Event in which a Successor Portfolio Stock is selected, the Successor Portfolio Stock will be subject to paragraphs 1 through 8 of these Antidilution Adjustments, and, if no Successor Portfolio Stock is selected, the Original Portfolio Stock Issuer will, upon a subsequent Reorganization Event, be subject to the election by the Calculation Agent described in clause (A) and (B) of the first sentence of this paragraph 5.

We shall, or shall cause the Calculation Agent to, provide written notice to the Trustee and to DTC within thirty Business Days immediately following the effective date of any Reorganization Event of the Reference Entity, if a Reference Entity is chosen, or of the Original Portfolio Stock replaced, the Successor Portfolio Stock Issuer, the Successor Portfolio Stock and the Trigger Price for such Successor Portfolio Stock, if a Successor Portfolio Stock Issuer is chosen. We expect that such notice will be passed on to you, as a beneficial owner of the Securities, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

6. Notwithstanding the provisions of paragraph 5 above but subject to the provisions of paragraph 7 below, if any Portfolio Stock Issuer (the “Prior Portfolio Stock Issuer”) has been subject to a Merger Event (as defined in paragraph 5 above) in which the Prior Portfolio Stock Issuer is not the surviving entity but the common stock of the surviving entity (the “Resulting Merged Entity”) is traded on a national securities exchange or quoted on the Nasdaq National Market, then (i) the Resulting Merged Entity will be a Portfolio Stock Issuer for all purposes of this pricing supplement, (ii) the Trigger Price for such Resulting Merged Entity will be equal to a fraction, where the numerator is the product of the Trigger Price of the Prior Portfolio Stock Issuer and the Closing Price of such Resulting Merged Entity on the Trading Day immediately following the effective date of the Merger Event, as determined by the Calculation Agent, and the denominator is the Closing Price of such Prior Portfolio Stock Issuer on the Trading Day immediately preceding the effective date of such Merger Event, (iii) the Exchange Factor for such Resulting Merged Entity shall be 1.0 subject to adjustment for certain corporate events related to such Resulting Merged Entity in accordance with these Antidilution Adjustments and (iv) the Initial Portfolio Stock Price for such Resulting Merged Entity shall be the Closing Price of such Resulting Merged Entity on the Trading Day immediately following the effective date of the Merger Event, as determined by the Calculation Agent.

Following a Merger Event, any Resulting Merged Entity will be subject to paragraphs 1 through 8 of these Antidilution Adjustments and references in this pricing supplement to “Portfolio Stock” shall be deemed to include the common stock of such Resulting Merged Entity and references in this pricing supplement to “Portfolio Stock Issuer” shall be deemed to include any such Resulting Merged Entity.

We shall, or shall cause the Calculation Agent to, provide written notice to the Trustee and to DTC within thirty Business Days immediately following the effective date of any Merger Event of the Portfolio Stock Issuer that has merged, the Resulting Merged Entity and the Trigger Price for such Resulting Merged Entity. We expect that such notice will be passed on to you, as a beneficial owner of the Securities, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

7. Notwithstanding the provisions of paragraph 6 above, if there occurs a Merger Event between two or more Portfolio Stock Issuers (an “Intra-Portfolio Merger Event” and each such Portfolio Stock Issuer, a “Prior Portfolio Stock Issuer”), and any one of the Prior Portfolio Stock Issuers is the surviving entity (the, “Surviving Portfolio Stock Issuer”), then (i) such Surviving Portfolio Stock Issuer shall continue as a Portfolio Stock Issuer for all purposes of this pricing supplement, (ii) the Trigger Price for such Surviving Portfolio Stock Issuer will equal (a) 15% of the Closing Price of the common stock of the Surviving Portfolio Stock Issuer on the Trading Day immediately following the effective date of the Intra-Portfolio Merger Event divided by (b) the product of (x) one divided by the number of Prior Portfolio Stock Issuers that were involved in the Intra-Portfolio Merger Event and (y) the sum for each Prior Portfolio Stock Issuer involved in the Intra-Portfolio Merger Event, of the fraction set forth below:

Reference Closing Price

Initial Portfolio Stock Price

where Reference Closing Price means the Closing Price of the Portfolio Stock of a Prior Portfolio Stock Issuer (the “Prior Portfolio Stock”) on the Trading Day immediately preceding the effective date of the Intra-Portfolio Merger Event, and (iii) if there occurs a Trigger Event with respect to such Surviving Portfolio Stock Issuer, such Trigger Event will be counted n times for purposes of determining the total number of Trigger Events that have occurred over the seven-year term of the Securities, where n is the number of Prior Portfolio Stock Issuers (including the Surviving Portfolio Stock Issuer) that have merged to form such Surviving Portfolio Stock Issuer.

If an Intra-Portfolio Merger Event occurs and none of the entities that survives such Intra-Portfolio Merger Event has common stock that is traded on a national securities exchange or quoted on the Nasdaq National Market, but if all such surviving entities have a common parent, the common stock of which is so traded or quoted (a “Successor Merged Entity”), the Calculation Agent in its sole discretion, without consideration for the interests of investors, shall either (A) select one or more Successor Portfolio Stock Issuers for all such Prior Portfolio Stock Issuers after the close of the principal trading session on the Trading Day immediately prior to effective date of such Intra-Portfolio Merger Event in accordance with paragraph 5 above; provided that the Calculation Agent will not select a number of Successor Portfolio Stock Issuers that exceeds the number of Prior Portfolio Stock Issuers that were involved in the Intra-Portfolio Merger Event and if the Calculation Agent selects a Successor Portfolio Stock Issuer to represent more than one Prior Portfolio Stock Issuer, the Credit Rating of such Successor Portfolio Stock Issuer will be equal to or higher than the Credit Rating of the highest-rated Prior Portfolio Stock Issuer so represented or (B) deem the Closing Price and the Exchange Factor of each such Prior Portfolio Stock on the Trading Day immediately prior to the effective date of such Intra-Portfolio Merger Event to be the Closing Price and Exchange Factor of each such Prior Portfolio Stock on every subsequent Trading Day to and including the last Trading Day in the Trigger Period and select one or more of the entities that were involved in the Intra-Portfolio Merger Event (each, a “Merger Reference Entity”) as Portfolio Stock Issuers for the purposes of determining whether a Bankruptcy occurs after the effective date of such Intra-Portfolio Merger Event; provided that the Calculation Agent will not select a number of Merger Reference Entities that exceeds the number of Prior Portfolio Stock Issuers that were involved in the Intra-Portfolio Merger Event. Upon the selection by the Calculation Agent of any Successor Portfolio Stock pursuant to clause (A) of the preceding sentence, references in this pricing supplement to “Portfolio Stock” shall no longer be deemed to refer to the Prior Portfolio Stock and shall be deemed instead to refer to any such Successor Portfolio Stock for all purposes, and references in this pricing supplement to “Portfolio Stock Issuer” shall be deemed to be to any such Successor Portfolio Stock Issuer. Upon the selection of any Successor Portfolio Stock by the Calculation Agent pursuant to clause (A) of the preceding sentence, (i) the Trigger Price for such Successor Portfolio Stock will be equal to 15% of the Closing Price of such Successor Portfolio Stock on the Trading Day immediately following the effective date of the Intra-Portfolio Merger Event, as determined by the Calculation Agent, (ii) the Exchange Factor for such Successor Portfolio Stock shall be 1.0, subject to adjustment for certain corporate events related to such Successor Portfolio Stock in accordance with these Antidilution Adjustments, and (iii) the Initial Portfolio Stock Price for such Successor Portfolio Stock shall be the Closing Price of such Successor Portfolio Stock on the Trading Day immediately following the effective date of the Intra-Portfolio Merger Event, as determined by the Calculation Agent.

If there occurs a Trigger Event with respect to a Successor Portfolio Stock Issuer or a Merger Reference Entity, in each case that was selected to represent more than one Prior Portfolio Stock Issuer, such Trigger Event will be counted n times for purposes of determining the total number of Trigger Events that have occurred over the seven-year term of the Securities, where n is the number of Prior Portfolio Stock Issuers that are represented by such Successor Portfolio Stock Issuer or Merger Reference Entity.

Following an Intra-Portfolio Merger Event, any Surviving Portfolio Stock Issuer, Successor Portfolio Stock Issuer or Merger Reference Entity will be subject to paragraphs 1 through 8 of these Antidilution Adjustments, as applicable, and references in this pricing supplement to “Portfolio Stock” shall be deemed to include the common stock of such Surviving Portfolio Stock Issuer or Successor Portfolio Stock Issuer and references in this pricing supplement to “Portfolio Stock Issuer” shall be deemed to include any such Surviving Portfolio Stock Issuer or Successor Portfolio Stock Issuer.

For the avoidance of doubt, if a Surviving Portfolio Stock Issuer, a Successor Portfolio Stock Issuer or a Merger Reference Entity that, in each case represents more than one Prior Portfolio Stock Issuer, experiences an additional Intra-Portfolio Merger Event, “n” as calculated for the additional Intra-Portfolio Merger Event will reflect the total number of Prior Portfolio Stock Issuers that are represented by such Surviving Portfolio Stock Issuer, Successor Portfolio Stock Issuer or Merger Reference Entity, as the case may be.

We shall, or shall cause the Calculation Agent to, provide written notice to the Trustee and to DTC within thirty Business Days immediately following the effective date of any Intra-Portfolio Merger Event of the Portfolio Stock Issuers that have merged, the Surviving Portfolio Stock Issuer, Successor Portfolio Stock Issuer or Successor Merged Entity, as applicable, the Trigger Price for such Surviving Portfolio Stock Issuer or Successor Portfolio Stock Issuer and of “n”, which is the number of times that a Trigger Event with respect to such Surviving Portfolio Stock Issuer, Successor Portfolio Stock Issuer or Merger Reference Entity will be counted for purposes of calculating the total number of Trigger Events that have occurred over the life of the Securities. We expect that such notice will be passed on to you, as a beneficial owner of the Securities, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

8. No adjustments to the Exchange Factor will be required other than those specified above. The adjustments specified above do not cover all of the events that could affect the Closing Price of any Portfolio Stock, including, without limitation, a partial tender or exchange offer for a Portfolio Stock. The Calculation Agent may, in its sole discretion, make additional changes to the Exchange Factor or Trigger Price for any Portfolio Stock or to the identity of a Portfolio Stock Issuer, Reference Entity or Merger Reference Entity upon the occurrence of corporate or other similar events, including those that affect or could potentially affect market prices of, or shareholders’ rights in, such Portfolio Stock, but only to reflect such changes, and not with the aim of changing relative investment risk. There may be corporate or other similar events that could affect the Closing Price of a Portfolio Stock for which the Calculation Agent will not adjust the Exchange Factor.

No adjustment to any Portfolio Stock’s Exchange Factor will be required unless such adjustment would require a change of at least 0.1% in the Exchange Factor then in effect. The Exchange Factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to any Portfolio Stock’s Exchange Factor will be made up to the close of business on the Valuation Date for such Portfolio Stock.

The Calculation Agent shall be solely responsible for (i) the determination and calculation of any adjustments to the Exchange Factor or any other adjustments specified in paragraphs 1 through 8 above and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 8 above and (ii) the selection of any Successor Portfolio Stock Issuer, any Reference Entity or any Merger Reference Entity, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The Calculation Agent will provide information as to any adjustments to any Exchange Factor or to the method of calculating the amount payable at maturity of the Securities upon written request by any investor in the Securities.

Market Disruption Event

Market Disruption Event means, with respect to any Portfolio Stock:

(i) a suspension, absence or material limitation of trading of such Portfolio Stock on the primary United States or foreign market for such Portfolio Stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary United States or foreign market for such Portfolio Stock as a result of which the reported trading prices for such Portfolio Stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary United States or foreign market for trading in options contracts related to such Portfolio Stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; or with respect to any Portfolio Stock that is not listed or admitted to trading on a United States securities exchange or reported on the Nasdaq National Market or OTC Bulletin Board, a non-Trading Day in that foreign market; and

(ii) a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge with respect to the Securities.

For purposes of determining whether a Market Disruption Event has occurred with respect to any Portfolio Stock: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a Market Disruption Event, (3) limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other United States or foreign self-regulatory organization or the Securities and Exchange Commission (the “Commission”) or the relevant foreign securities regulatory agency of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in options contracts on such Portfolio Stock by the primary United States or foreign securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to such Portfolio Stock and (5) a suspension, absence or material limitation of trading on the primary United States or foreign securities market on which options contracts related to such Portfolio Stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate Exchange Calculation in Case of
an Event of Default	In case an event of default with respect to the Securities shall have occurred and be continuing, the amount declared due and payable per Security upon any acceleration of the Securities (an “Event of Default Acceleration”) shall be determined by the Calculation Agent and shall be an amount in cash based on the number of Trigger Events that have occurred to and including the date of acceleration, as set forth in “—Payment at Maturity” above, as if such date were the Valuation Date for the Securities.

Public Information regarding the Portfolio
Stock Issuers

The Portfolio Stock Issuers are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the Commission. Information provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1580, 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission. The address of the Commission’s website is http://www.sec.gov. Information provided to or filed with the Commission by each of the Portfolio Stock Issuers pursuant to the Exchange Act can be located by reference to its respective Commission file number, as set forth under “Annex B—Public and Historical Information Available for Portfolio Stocks.” In addition, information regarding the issuers of the Portfolio Stocks may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

This pricing supplement relates only to the Securities offered hereby and does not relate to the Portfolio Stocks or other securities of the Portfolio Stock Issuers. We have derived all disclosures contained in this pricing supplement regarding the Portfolio Stock Issuers from the publicly available documents described in the preceding paragraph to the extent there are publicly available documents with respect to such Portfolio Stock Issuers. Neither we nor the Calculation Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Portfolio Stock Issuers in connection with the offering of the Securities. Neither we nor the Calculation Agent makes any representation that such publicly available documents or any other publicly available information regarding the Portfolio Stock Issuers is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the Closing Price of any Portfolio Stock or the bankruptcy risk that any Portfolio Stock Issuer would experience a Bankruptcy have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Portfolio Stocks and the Portfolio Stock Issuers could affect their trading price risk as well as their bankruptcy risk and therefore the trading prices of the Securities.

We and/or our affiliates may presently or from time to time engage in business with one or more Portfolio Stock Issuers, including extending loans or otherwise extending credit to, or making equity investments in, a Portfolio Stock Issuer or providing advisory services to a Portfolio Stock Issuer, including with respect to corporate restructuring in or out of bankruptcy. In the course of such business, we and/or our affiliates may acquire nonpublic information with respect to a Portfolio Stock Issuer, and neither we nor any of our affiliates undertakes to disclose any such information to you. Moreover, we have no ability to control or predict the actions of any Portfolio Stock Issuer, including whether or not there may be a Trigger Event with respect to that Portfolio Stock Issuer. In addition, one or more of our affiliates may publish research reports that may or may not take a negative view of a Portfolio Stock Issuer or a Portfolio Stock. As a prospective purchaser of Securities, you should undertake an independent investigation of each Portfolio Stock and Portfolio Stock Issuer as in your judgment would be appropriate to make an informed decision with respect to the risks related to an investment in the Securities.

Historical Information

The tables in “Annex B—Public and Historical Information Available for Portfolio Stocks” set forth for each quarter in the period from January 2003 through August 22, 2006 the published high, low and end-of-quarter Closing Prices for each of the Portfolio Stocks.

We obtained the information in the tables in Annex B from Bloomberg Financial Markets, without independent verification, and we believe such information to be accurate.

The historical prices of the Portfolio Stocks should not be taken as an indication of future performance, and no assurance can be given as to the occurrence of a Trigger Event with respect to any Portfolio Stock. Five or more Portfolio Stocks may experience a Trigger Event over the terms of the Securities, in which case you will receive $0 at maturity and will lose your entire investment in the Securities. We cannot give you any assurance that three or fewer Trigger Events will occur over the term of the Securities so that at maturity you will receive a payment in excess of the Issue

Price of the Securities. Because your return is based on the number of Trigger Events that occur prior to the Maturity Date, there is no guaranteed return of the Issue Price you pay per Security.

Use of Proceeds and Hedging

The net proceeds we receive from the sale of the Securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the Securities. The original Issue Price of the Securities includes the Agent’s Commissions (as shown on the cover page of this pricing supplement) paid with respect to the Securities and the cost of hedging our obligations under the Securities. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the date of this pricing supplement, we through our subsidiaries or others, hedged our anticipated exposure in the Securities by taking positions in credit default swaps on the Portfolio Stock Issuers. In addition, some of our subsidiaries also trade the Portfolio Stocks and other financial instruments related to the Portfolio Stocks on a regular basis as part of their general broker-dealer and other businesses. We cannot give any assurance that such trading activities during the term of the Securities will not affect the Closing Price of the Portfolio Stocks during such period, and, therefore, affect the likelihood of the occurrence of a Trigger Event with respect to such Portfolio Stocks.

Supplemental Information Concerning
Plan of Distribution

Under the terms and subject to the conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under “Plan of Distribution,” the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of Securities set forth on the cover of this pricing supplement. The Agent proposes initially to offer the Securities directly to the public at the public offering price set forth on the cover page of this pricing supplement. After the initial offering of the Securities, the Agent may vary the offering price and other selling terms from time to time.

We expect to deliver the Securities against payment therefor in New York, New York on August 24, 2006 which is the fifth scheduled Business Day following the Pricing Date. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Securities on the date of pricing or on or prior to the third Business Day prior to the Original Issue Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

In order to facilitate the offering of the Securities, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities. Specifically, the Agent may sell more Securities than it is obligated to purchase in connection with the offering, creating a naked short position in the Securities, for its own account. The Agent must close out any naked short position by purchasing the Securities in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the Securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, Securities or its component stocks in the open market to stabilize the price of the Securities. Any of these activities may raise or maintain the market price of the Securities above independent market levels or prevent or retard a decline in the market price of the Securities. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of Securities. See “—Use of Proceeds and Hedging” above.

General

No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the Securities, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the Securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

The Agent has represented and agreed, and each dealer through which we may offer the Securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the Securities or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Securities. We shall not have responsibility for the Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Brazil

The Securities have not been and will not be registered with the Comissão de Calores Mobiliários (The Brazilian Securities Commission). The Securities may not be offered or sold in the Federative Republic of Brazil (“Brazil”) except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The Securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the Securities or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Hong Kong

No action has been taken to permit an offering of the Securities to the public in Hong Kong as the Securities have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the Securities, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

Mexico

The Securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

Singapore

(a) an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

(b) an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

(c) a person who acquires the Securities for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

(d) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

ERISA Matters for Pension Plans and
Insurance Companies

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and Morgan Stanley DW Inc. (formerly Dean Witter Reynolds Inc.) (“MSDWI”), may be each considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Securities are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the Securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

Because we may be considered a party in interest with respect to many Plans, the Securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan, or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA of Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief under PTCE 96-23,95-60,91-38, 90-1 or 84-14.

Purchasers of the Securities have exclusive responsibility for ensuring that their purchase, holding and disposition of the Securities do not violate the prohibited transaction rules of ERISA or the Code or similar regulations applicable to governmental or church plans, as described above.

United States Federal Income Taxation	In the opinion of Davis Polk & Wardwell, our counsel (“Tax Counsel”), the following are the material U.S. federal tax consequences of ownership and disposition of the Securities.

This discussion applies only to initial investors in the Securities who:

•	purchase the Securities at their “issue price”; and
•	will hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a particular holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;
•	insurance companies;
•	dealers in securities or foreign currencies;
•	investors holding the Securities as part of a hedge or any similar transaction;
•	U.S. Holders, as defined below, whose functional currency is not the U.S. dollar;
•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
•	regulated investment companies;
•	real estate investment trusts;
•	tax exempt entities, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code, respectively;
•	persons subject to the alternative minimum tax;
•	nonresident alien individuals who have lost their U.S. citizenship or who have ceased to be taxed as U.S. resident aliens; and

Non-U.S. Holders, as defined below, for whom income or gain in respect of the Securities is effectively connected with a trade or business in the United States.

As the law applicable to the U.S. federal income taxation of instruments such as the Securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. Persons considering the purchase of the Securities are urged to consult their tax advisors with regard to the application of the U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

General

In the opinion of Tax Counsel, which is based on a representation received from us as to the existence of a substantial risk that an initial investor will lose its entire investment, the Securities should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. Due to the absence of statutory, judicial or administrative authorities that directly address the characterization or treatment of the Securities or instruments that are similar to the Securities for U.S. federal income tax purposes, no assurance can be given that the IRS or the courts will agree with the characterization and tax treatment described herein. Accordingly, you are urged to consult your own tax advisors regarding all aspects of the U.S. federal tax consequences of an investment in the Securities (including alternative characterizations of the Securities) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the characterization and treatment of the Securities described above.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. Holder” means, for U.S. federal income tax purposes, a beneficial owner of a Security that is:

  a citizen or resident of the United States;
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof; or
  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.
  The term U.S. Holder also includes certain former citizens and residents of the United States.

Tax Treatment of the Securities

Assuming the characterization and treatment of the Securities as set forth above is respected, Tax Counsel believes that the following U.S. federal income tax consequences should result.

Tax Treatment Prior to Maturity. A U.S. holder should not be required to recognize taxable income over the term of the Securities prior to maturity, other than pursuant to a sale or exchange as described below.

Tax Basis. A U.S. Holder’s tax basis in the Securities should equal the amount paid by the U.S. Holder to acquire the Securities.

Sale, Exchange or Settlement of the Securities. Upon a sale or exchange of the Securities, or upon settlement of the Securities at maturity, a U.S. Holder should generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the Securities sold, exchanged, or settled. Any capital gain or loss recognized upon sale, exchange or settlement of a Security should be long-term capital gain or loss if the U.S. Holder has held the Security for more than one year at such time.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper characterization of the Securities, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning a Security under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).

If the IRS were successful in asserting that the Contingent Debt Regulations applied to the Securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue original issue discount on the Securities every year at a “comparable yield” determined at the time of their issuance. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale or other disposition of the Securities would generally be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.

Even if the Contingent Debt Regulations do not apply to the Securities, other alternative federal income tax characterizations of the Securities are also possible, which if applied could also affect the timing and character of the income or loss with respect to the Securities. It is possible, for example, that a Security could be treated as a unit consisting of a loan and a forward contract, in which case a U.S. Holder would be required to accrue original issue discount as income on a current basis. Accordingly, prospective investors are urged to consult their own tax advisors regarding all aspects of the U.S. federal income tax consequences of an investment in the Securities.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the Securities and the proceeds from a sale or other disposition of the Securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section only applies to you if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means, for U.S. federal income tax purposes, a beneficial owner of a Security that is:

  an individual who is classified as a nonresident alien;
  a foreign corporation; or
  a foreign trust or estate.

“Non-U.S. Holder” does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes. Such a holder is urged to consult his or her own tax advisors regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a Security.

Tax Treatment upon Sale, Exchange or Settlement of the Securities

In general. Assuming the characterization and treatment of the Securities as set forth above is respected, a Non-U.S. Holder of the Securities will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder.

If all or any portion of a Security were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the Securities would not be subject to U.S. federal withholding tax, provided that:

  the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

  the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

  the Non-U.S. Holder is not a bank receiving interest under section 881(c)(3)(A) of the Code; and

  the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a Security (or a financial institution holding the Security on behalf of the beneficial owner) furnishes to us an IRS Form W-8BEN, in which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the Securities are likely to be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, are urged to consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the Securities.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with the payment on the Securities at maturity as well as in connection with the proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The certification procedures described above under “—Tax Treatment upon Sale, Exchange or Settlement of the Securities—Certification Requirement” will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

Annex A

Portfolio Company	Exchange	Ticker Symbol	Common Stock	Initial Portfolio Stock Price	Trigger Price	S&P Industry	S&P Rating 1,2
ACE Limited	NYSE	ACE US	Common Stock	51.73	7.76	Insurance	BBB+
Aetna Inc.	NYSE	AET US	Common Stock	36.20	5.43	Insurance	A-
Agrium Inc.	NYSE	AGU CN	Common Stock	23.64	3.55	Farming/agriculture	BBB
Allergan, Inc.	NYSE	AGN US	Common Stock	112.32	16.85	Drugs	A
ALLTEL Corporation	NYSE	AT US	Common Stock	55.40	8.31	Telecommunications/cellular communications	A-
Altria Group, Inc.	NYSE	MO US	Common Stock	80.75	12.11	Beverage and tobacco	BBB+
American Express Company	NYSE	AXP US	Common Stock	53.51	8.03	Financial intermediaries	A+
Amgen Inc.	NASDAQ	AMGN US	Common Stock	66.92	10.04	Drugs	A+
Apache Corporation	NYSE	APA US	Common Stock	67.25	10.09	Oil and gas	A-
Applied Materials, Inc.	NASDAQ	AMAT US	Common Stock	15.81	2.37	Electronics/electric	A-
AT&T Inc.	NYSE	T US	Common Stock	30.45	4.57	Telecommunications/cellular communications	A *-
AutoZone, Inc.	NYSE	AZO US	Common Stock	88.19	13.23	Retailers (except food and drug)	BBB+
Baxter International Inc.	NYSE	BAX US	Common Stock	43.12	6.47	Health care	A- *+
BellSouth Corporation	NYSE	BLS US	Common Stock	39.75	5.96	Telecommunications/cellular communications	A *-
Belo Corp.	NYSE	BLC US	Series A	16.50	2.48	Broadcast radio and television	BBB
BorgWarner Inc.	NYSE	BWA US	Common Stock	60.72	9.11	Automotive	A-
Boston Scientific Corporation	NYSE	BSX US	Common Stock	16.82	2.52	Health care	BBB+
Carnival Corporation	NYSE	CCL US	Common Stock	39.78	5.97	Surface transport	A-
Caterpillar Inc.	NYSE	CAT US	Common Stock	69.36	10.40	Industrial equipment	A
CBS Corporation	NYSE	CBS US	Class B	27.45	4.12	Broadcast radio and television	BBB
Centex Corporation	NYSE	CTX US	Common Stock	50.52	7.58	Building and development	BBB
CenturyTel, Inc.	NYSE	CTL US	Common Stock	39.24	5.89	Telecommunications/cellular communications	BBB
CIGNA Corporation	NYSE	CI US	Common Stock	110.66	16.60	Insurance	BBB
CIT Group Inc.	NYSE	CIT US	Common Stock	45.92	6.89	Financial intermediaries	A
Clear Channel Communications Inc.	NYSE	CCU US	Common Stock	27.87	4.18	Broadcast radio and television	BBB-
Computer Sciences Corporation	NYSE	CSC US	Common Stock	47.05	7.06	Business equipment and services	A- *-
ConAgra Foods, Inc.	NYSE	CAG US	Common Stock	22.66	3.40	Food products	BBB+
ConocoPhillips	NYSE	COP US	Common Stock	66.28	9.94	Oil and gas	A-
Deere & Company	NYSE	DE US	Common Stock	72.62	10.89	Farming/agriculture	A-
Diamond Offshore Drilling, Inc.	NYSE	DO US	Common Stock	71.61	10.74	Oil and gas	A-
Dominion Resources, Inc.	NYSE	D US	Common Stock	78.23	11.73	Utilities	BBB
DTE Energy Company	NYSE	DTE US	Common Stock	40.72	6.11	Utilities	BBB
E. I. du Pont de Nemours and Company	NYSE	DD US	Common Stock	40.41	6.06	Chemical/plastics	A
Eastman Chemical Company	NYSE	EMN US	Common Stock	51.11	7.67	Chemical/plastics	BBB
Encana Corporation	NYSE	ECA CN	Common Stock	53.58	8.04	Oil and gas	A-
Federated Department Stores, Inc.	NYSE	FD US	Common Stock	37.65	5.65	Retailers (except food and drug)	BBB
FirstEnergy Corp.	NYSE	FE US	Common Stock	55.83	8.37	Utilities	BBB
Gannett Co., Inc.	NYSE	GCI US	Common Stock	56.40	8.46	Publishing	A
Genworth Financial, Inc.	NYSE	GNW US	Class A	34.57	5.19	Insurance	A
H.J. Heinz Company	NYSE	HNZ US	Common Stock	40.69	6.10	Food products	BBB+ *-
Hewlett-Packard Company	NYSE	HPQ US	Common Stock	35.15	5.27	Business equipment and services	A-
International Paper Company	NYSE	IP US	Common Stock	34.91	5.24	Forest products	BBB
Kimco Realty Corporation	NYSE	KIM US	Common Stock	40.08	6.01	REITs and REOCs	A-
Lehman Brothers Holdings Inc.	NYSE	LEH US	Common Stock	67.10	10.07	Brokers/dealers/investment houses	A+
Lennar Corporation	NYSE	LEN US	Class A	45.87	6.88	Building and development	BBB
Limited Brands, Inc.	NYSE	LTD US	Common Stock	26.30	3.95	Retailers (except food and drug)	BBB
Loews Corporation	NYSE	LTR US	Common Stock	36.93	5.54	Conglomerates	A
Marsh & McLennan Companies, Inc.	NYSE	MMC US	Common Stock	25.71	3.86	Insurance	BBB
Masco Corporation	NYSE	MAS US	Common Stock	27.56	4.13	Home furnishings	BBB+
MBIA Inc.	NYSE	MBI US	Common Stock	61.08	9.16	Insurance	AA
McDonald's Corporation	NYSE	MCD US	Common Stock	36.24	5.44	Food service	A

A-1

MeadWestvaco Corporation	NYSE	MWV US	Common Stock	25.66	3.85	Forest products	BBB *-
Medtronic, Inc.	NYSE	MDT US	Common Stock	44.50	6.68	Health care	AA-
MetLife, Inc.	Other OTC	MET US	Common Stock	54.15	8.12	Insurance	A
MGIC Investment Corporation	NYSE	MTG US	Common Stock	59.23	8.88	Insurance	A
Newell Rubbermaid Inc.	NYSE	NWL US	Common Stock	26.77	4.02	Home furnishings	BBB+
Nordstrom, Inc.	NYSE	JWN US	Common Stock	36.50	5.48	Retailers (except food and drug)	A
Occidental Petroleum Corporation	NYSE	OXY US	Common Stock	51.41	7.71	Oil and gas	A-
Omnicom Group Inc.	NYSE	OMC US	Common Stock	89.10	13.37	Business equipment and services	A-
Pactiv Corporation	NYSE	PTV US	Common Stock	26.84	4.03	Containers and glass products	BBB
PPG Industries, Inc.	NYSE	PPG US	Common Stock	63.76	9.56	Chemical/plastics	A
Prudential Financial, Inc.	NYSE	PRU US	Class A	72.09	10.81	Insurance	A
Pulte Homes, Inc.	NYSE	PHM US	Common Stock	30.22	4.53	Building and development	BBB
R.R. Donnelley & Sons Company	NYSE	RRD US	Common Stock	34.42	5.16	Publishing	A-
Radian Group Inc.	NYSE	RDN US	Common Stock	62.26	9.34	Insurance	A
RadioShack Corporation	NYSE	RSH US	Common Stock	18.51	2.78	Retailers (except food and drug)	BBB-
Rohm and Haas Company	NYSE	ROH US	Common Stock	44.86	6.73	Chemical/plastics	A-
RPM International Inc.	NYSE	RPM US	Common Stock	18.98	2.85	Chemical/plastics	BBB-
Ryder System, Inc.	NYSE	R US	Common Stock	50.68	7.60	Equipment leasing	BBB+
Sabre Holdings Corporation	NYSE	TSG US	Class A	21.96	3.29	Business equipment and services	BBB
Sara Lee Corporation	NYSE	SLE US	Common Stock	16.97	2.55	Food products	BBB+
Sealed Air Corporation	NYSE	SEE US	Common Stock	51.67	7.75	Containers and glass products	BBB
Southwest Airlines Co.	NYSE	LUV US	Common Stock	17.45	2.62	Air transport	A
Sprint Nextel Corporation	NYSE	S US	Series 1	16.32	2.45	Telecommunications/cellular communications	BBB+
Temple-Inland Inc.	NYSE	TIN US	Common Stock	44.67	6.70	Forest products	BBB
Textron Inc.	NYSE	TXT US	Common Stock	90.30	13.55	Aerospace and defense	A-
The Allstate Corporation	NYSE	ALL US	Common Stock	57.72	8.66	Insurance	A+
The Bear Stearns Companies Inc.	NYSE	BSC US	Common Stock	141.45	21.22	Brokers/dealers/investment houses	A
The Chubb Corporation	NYSE	CB US	Common Stock	48.95	7.34	Insurance	A
The Dow Chemical Company	NYSE	DOW US	Common Stock	37.66	5.65	Chemical/plastics	A-
The Goldman Sachs Group, Inc.	NYSE	GS US	Common Stock	154.45	23.17	Brokers/dealers/investment houses	A+
The Hartford Financial Services Group, Inc.	NYSE	HIG US	Common Stock	84.34	12.65	Insurance	A
The New York Times Company	NYSE	NYT US	Class A	21.58	3.24	Publishing	A-
The PMI Group, Inc.	NYSE	PMI US	Common Stock	43.08	6.46	Insurance	A
The Ryland Group, Inc.	NYSE	RYL US	Common Stock	43.18	6.48	Building and development	BBB-
The Sherwin-Williams Company	NYSE	SHW US	Common Stock	51.94	7.79	Chemical/plastics	A- *-
Time Warner Inc.	NYSE	TWX US	Common Stock	16.43	2.46	Leisure goods/activities/movies	BBB+ *-
Toll Brothers, Inc.	NYSE	TOL US	Common Stock	25.61	3.84	Building and development	BBB-
Transocean Inc.	NYSE	RIG US	Common Stock	67.08	10.06	Oil and gas	A-
Tyson Foods, Inc.	NYSE	TSN US	Class A	14.32	2.15	Food products	BBB-
United States Cellular Corporation	AMEX	USM US	Common Stock	60.65	9.10	Telecommunications/cellular communications	A- *-
UnitedHealth Group Incorporated	NYSE	UNH US	Common Stock	49.04	7.36	Health care	A
UST Inc.	NYSE	UST US	Common Stock	50.74	7.61	Beverage and tobacco	A
V.F. Corporation	NYSE	VFC US	Common Stock	69.07	10.36	Clothing/textiles	A-
Verizon Communications Inc.	NYSE	VZ US	Common Stock	34.23	5.13	Telecommunications/cellular communications	A
Washington Mutual, Inc.	NYSE	WM US	Common Stock	44.19	6.63	Financial intermediaries	A-
Weyerhaeuser Company	NYSE	WY US	Common Stock	58.30	8.75	Forest products	BBB
Whirlpool Corporation	NYSE	WHR US	Common Stock	79.63	11.94	Home furnishings	BBB
Wyeth	NYSE	WYE US	Common Stock	47.45	7.12	Drugs	A
XL Capital Ltd.	NYSE	XL US	Class A	63.41	9.51	Insurance	A-

(1)	The ratings are given as of August 22, 2006 and will not be updated
(2)	The notation “*” indicates watch list. The notation “*+” indicates watch list positive, and the notation “*-” indicates watch list negative

A-2

     Annex B

Public and Historical Information Available for Portfolio Stocks

ACE Limited is a holding company that, through its subsidiaries, provides insurance and reinsurance products to insureds. Its Commission file number is 001-11778.	Allergan, Inc. is a technology-driven, global health care company that develops and commercializes specialty pharmaceutical products for the ophthalmic, neurological, medical aesthetics, medical dermatological and other specialty markets. Its Commission file number is 001-10269.

ACE Limited	High	Low	Allergan, Inc.	High	Low

(ISIN: KYG0070K103)			(CUSIP: 018490102)
2003			2003
First Quarter	31.97	23.75	First Quarter	71.00	56.96
Second Quarter	37.00	28.95	Second Quarter	80.82	67.57
Third Quarter	34.98	31.50	Third Quarter	81.51	76.70
Fourth Quarter	41.29	33.08	Fourth Quarter	80.66	71.76
2004			2004
First Quarter	45.25	41.15	First Quarter	89.75	75.83
Second Quarter	45.74	39.66	Second Quarter	92.06	84.16
Third Quarter	42.64	37.52	Third Quarter	89.52	69.32
Fourth Quarter	42.63	33.15	Fourth Quarter	81.66	67.67
2005			2005
First Quarter	47.25	41.70	First Quarter	81.07	70.09
Second Quarter	45.90	38.70	Second Quarter	86.49	69.07
Third Quarter	47.31	43.48	Third Quarter	95.10	84.08
Fourth Quarter	56.57	45.58	Fourth Quarter	109.94	86.33
2006			2006
First Quarter	56.66	52.20	First Quarter	117.48	105.87
Second Quarter	55.54	48.18	Second Quarter	108.91	93.63
Third Quarter (through			Third Quarter (through
August 22, 2006)	53.20	48.99	August 22, 2006)	114.00	103.42

Aetna Inc. is a health care benefits company. Its Commission file number is 001-16095.

     ALLTEL Corporation is a communications company. It owns subsidiaries that provide wireless and wireline local, long distance, network access and Internet services. Its Commission file number is 001-04966.

Aetna Inc.	High	Low	ALLTEL Corporation	High	Low

(CUSIP: 00817Y108)			(CUSIP: 020039103)
2003			2003
First Quarter	12.41	10.21	First Quarter	45.88	33.69
Second Quarter	16.11	11.76	Second Quarter	40.59	36.63
Third Quarter	17.12	13.18	Third Quarter	40.93	36.73
Fourth Quarter	16.99	14.00	Fourth Quarter	40.87	36.01
2004			2004
First Quarter	22.48	16.50	First Quarter	43.59	38.13
Second Quarter	23.68	19.44	Second Quarter	42.49	40.11
Third Quarter	24.73	19.75	Third Quarter	45.50	40.30
Fourth Quarter	31.72	20.82	Fourth Quarter	49.58	44.23
2005			2005
First Quarter	38.48	30.16	First Quarter	48.10	44.70
Second Quarter	42.54	34.45	Second Quarter	50.41	44.90
Third Quarter	42.38	37.31	Third Quarter	54.44	49.90
Fourth Quarter	49.34	40.46	Fourth Quarter	55.21	47.89
2006			2006
First Quarter	52.32	44.54	First Quarter	54.53	48.35
Second Quarter	49.33	36.93	Second Quarter	54.20	49.00
Third Quarter (through			Third Quarter (through
August 22, 2006)	41.26	30.99	August 22, 2006)	56.11	51.90

Agrium Inc. is a retailer of agricultural products and services in the United States and Argentina and a producer and marketer of nutrients for agricultural and industrial markets. Its Commission file number is 001-14460.	Altria Group, Inc., through its subsidiaries Philip Morris USA, Inc., Kraft Foods, Inc. and Philip Morris Capital Corporation engages in the manufacture and sale of cigarettes and other tobacco products, packaged foods and beverages, and maintains a portfolio of leveraged and direct finance leases. Its Commission file number is 001-08940.

Agrium Inc.	High	Low	Altria Group, Inc.	High	Low

(CUSIP: 008916108)			(CUSIP: 02209S103)
2003			2003
First Quarter	11.61	9.53	First Quarter	41.90	32.13
Second Quarter	12.20	10.60	Second Quarter	45.10	28.10
Third Quarter	13.08	10.63	Third Quarter	46.87	38.97
Fourth Quarter	16.51	12.54	Fourth Quarter	54.92	43.80
2004			2004
First Quarter	16.96	13.34	First Quarter	58.44	52.80
Second Quarter	14.91	11.85	Second Quarter	56.50	44.95
Third Quarter	17.52	13.77	Third Quarter	50.05	45.15
Fourth Quarter	18.73	15.74	Fourth Quarter	61.60	46.15
2005			2005
First Quarter	18.77	14.50	First Quarter	67.00	60.51
Second Quarter	20.89	16.45	Second Quarter	69.25	62.75
Third Quarter	24.23	19.51	Third Quarter	73.65	64.20
Fourth Quarter	22.27	19.66	Fourth Quarter	77.32	69.60
2006			2006
First Quarter	25.96	21.53	First Quarter	76.47	71.05
Second Quarter	28.30	21.03	Second Quarter	73.89	68.68
Third Quarter (through			Third Quarter (through
August 22, 2006)	24.22	22.23	August 22, 2006)	83.97	73.33

American Express Company is a global payments, network and travel company. Its Commission file number is 001-07657.	Applied Materials, Inc. develops, manufactures, markets and services integrated circuit fabrication equipment for the semiconductor and semiconductor related industry. Its Commission file number is 000-06920.

American Express Company	High	Low	Applied Materials, Inc.	High	Low

(CUSIP: 025816109)			(CUSIP: 038222105)
2003			2003
First Quarter	33.74	27.56	First Quarter	15.70	11.60
Second Quarter	39.03	29.09	Second Quarter	16.87	12.58
Third Quarter	41.21	36.60	Third Quarter	22.22	15.84
Fourth Quarter	42.90	38.45	Fourth Quarter	25.61	18.13
2004			2004
First Quarter	47.02	41.75	First Quarter	24.63	20.20
Second Quarter	46.03	42.14	Second Quarter	22.84	18.03
Third Quarter	45.07	42.11	Third Quarter	19.62	15.61
Fourth Quarter	49.82	44.77	Fourth Quarter	17.89	15.69
2005			2005
First Quarter	49.68	44.01	First Quarter	17.92	15.17
Second Quarter	48.14	43.60	Second Quarter	17.40	14.50
Third Quarter	52.05	46.39	Third Quarter	18.58	16.12
Fourth Quarter	52.84	47.15	Fourth Quarter	19.20	16.03
2006			2006
First Quarter	54.87	51.40	First Quarter	20.82	17.41
Second Quarter	54.78	51.00	Second Quarter	19.05	15.94
Third Quarter (through			Third Quarter (through
August 22, 2006)	53.66	50.62	August 22, 2006)	16.53	14.76

Amgen Inc. is a global biotechnology company that discovers, develops, manufactures, and markets human therapeutics based on advances in cellular and molecular biology. Its Commission file number is 000-12477.	AT&T Inc. is a global provider of telecommunications services. Its Commission file number is 001-08610.

Amgen Inc.	High	Low	AT&T Inc.	High	Low

(CUSIP: 031162100)			(CUSIP: 00206R102)
2003			2003
First Quarter	58.87	48.34	First Quarter	31.19	19.34
Second Quarter	67.50	57.55	Second Quarter	26.53	19.98
Third Quarter	71.54	65.15	Third Quarter	26.60	21.82
Fourth Quarter	67.14	57.62	Fourth Quarter	26.06	21.40
2004			2004
First Quarter	66.23	57.83	First Quarter	27.59	23.71
Second Quarter	60.43	52.82	Second Quarter	25.50	23.50
Third Quarter	59.98	53.23	Third Quarter	26.84	23.00
Fourth Quarter	64.76	52.70	Fourth Quarter	27.20	24.75
2005			2005
First Quarter	64.87	57.98	First Quarter	25.77	23.04
Second Quarter	63.18	57.20	Second Quarter	24.20	22.96
Third Quarter	86.17	60.46	Third Quarter	24.97	23.36
Fourth Quarter	84.42	73.37	Fourth Quarter	25.30	22.10
2006			2006
First Quarter	80.36	71.01	First Quarter	28.45	24.45
Second Quarter	72.86	63.94	Second Quarter	27.84	24.74
Third Quarter (through			Third Quarter (through
August 22, 2006)	70.92	63.92	August 22, 2006)	30.90	26.56

Apache Corporation is an independent energy company that explores for, develops and produces natural gas, crude oil and natural gas liquids. Its Commission file number is 001-04300.	AutoZone, Inc. is a specialty retailer of automotive parts and accessories. Its Commission file number is 001-10714.

Apache Corporation	High	Low	AutoZone, Inc.	High	Low

(CUSIP: 037411105)			(CUSIP: 053332102)
2003			2003
First Quarter	31.85	26.69	First Quarter	73.55	58.61
Second Quarter	34.08	28.48	Second Quarter	87.41	68.71
Third Quarter	34.55	30.59	Third Quarter	94.51	75.39
Fourth Quarter	41.30	34.05	Fourth Quarter	103.53	80.25
2004			2004
First Quarter	43.16	37.23	First Quarter	91.25	82.50
Second Quarter	45.48	38.97	Second Quarter	89.80	81.49
Third Quarter	50.18	42.55	Third Quarter	80.10	72.25
Fourth Quarter	54.06	48.37	Fourth Quarter	91.09	76.35
2005			2005
First Quarter	65.69	47.73	First Quarter	99.00	83.80
Second Quarter	67.96	52.80	Second Quarter	95.19	82.34
Third Quarter	77.26	64.60	Third Quarter	103.80	86.11
Fourth Quarter	75.22	60.03	Fourth Quarter	94.56	77.76
2006			2006
First Quarter	75.53	63.97	First Quarter	100.29	91.01
Second Quarter	75.22	57.23	Second Quarter	101.06	87.90
Third Quarter (through			Third Quarter (through
August 22, 2006)	71.09	62.81	August 22, 2006)	89.35	84.42

Baxter International Inc. assists healthcare professionals and their patients with the treatment of medical conditions, including hemophilia, immune disorders, infectious diseases, cancer, kidney disease and trauma. Its Commission file number is 001-04448.	BorgWarner Inc. is a global supplier of engineered systems and components, primarily for powertrain applications. Its Commission file number is 001-12162.

Baxter International Inc.	High	Low	BorgWarner Inc.	High	Low

(CUSIP: 071813109)			(CUSIP: 099724106)
2003			2003
First Quarter	31.20	19.16	First Quarter	27.53	22.04
Second Quarter	26.45	18.56	Second Quarter	33.02	23.92
Third Quarter	30.66	23.99	Third Quarter	36.50	31.85
Fourth Quarter	31.10	26.44	Fourth Quarter	42.67	33.93
2004			2004
First Quarter	31.74	28.76	First Quarter	49.26	39.89
Second Quarter	34.50	30.45	Second Quarter	44.83	38.45
Third Quarter	34.51	29.54	Third Quarter	48.54	41.30
Fourth Quarter	34.59	29.68	Fourth Quarter	54.10	39.98
2005			2005
First Quarter	36.24	33.37	First Quarter	54.30	48.26
Second Quarter	38.00	33.73	Second Quarter	54.93	45.25
Third Quarter	40.95	37.08	Third Quarter	60.31	53.67
Fourth Quarter	40.04	36.59	Fourth Quarter	61.61	54.27
2006			2006
First Quarter	39.43	35.45	First Quarter	61.76	53.49
Second Quarter	38.93	36.24	Second Quarter	67.30	58.83
Third Quarter (through			Third Quarter (through
August 22, 2006)	43.44	36.43	August 22, 2006)	65.10	56.72

BellSouth Corporation is a communications service provider. Its Commission file number is 001-08607.	Boston Scientific Corporation is a developer, manufacturer and marketer of medical devices that are used in a range of interventional medical specialties including interventional cardiology, peripheral interventions, vascular surgery, electrophysiology, neurovascular intervention, oncology, endoscopy, urology, gynecology and neuromodulation. Its Commission file number is 001-11083.

BellSouth Corporation	High	Low	Boston Scientific Corporation	High	Low

(CUSIP: 079860102)			(CUSIP: 101137107)
2003			2003
First Quarter	29.25	20.05	First Quarter	23.70	19.84
Second Quarter	27.55	21.67	Second Quarter	32.30	20.38
Third Quarter	27.73	23.60	Third Quarter	34.21	28.33
Fourth Quarter	28.17	23.59	Fourth Quarter	36.54	31.09
2004			2004
First Quarter	30.67	26.39	First Quarter	44.12	35.86
Second Quarter	27.77	24.82	Second Quarter	45.81	37.32
Third Quarter	27.74	25.14	Third Quarter	42.80	32.12
Fourth Quarter	28.80	26.03	Fourth Quarter	39.73	33.36
2005			2005
First Quarter	27.79	25.12	First Quarter	35.55	28.67
Second Quarter	27.24	25.50	Second Quarter	30.80	27.09
Third Quarter	27.71	25.56	Third Quarter	28.95	23.05
Fourth Quarter	27.93	24.51	Fourth Quarter	27.33	22.95
2006			2006
First Quarter	34.91	26.58	First Quarter	26.48	20.90
Second Quarter	36.14	31.95	Second Quarter	23.30	16.65
Third Quarter (through			Third Quarter (through
August 22, 2006)	40.41	34.34	August 22, 2006)	17.75	15.59

Belo Corp. is a media company with a diversified group of television broadcasting, newspaper publishing, cable news and interactive media operations. Its Commission file number is 001-08598.	Carnival Corporation is a cruise and vacation company. Its Commission file number is 001-09610.

Belo Corp.	High	Low	Carnival Corporation	High	Low

(CUSIP: 080555105)			(CUSIP: 143658300)
2003			2003
First Quarter	22.63	18.85	First Quarter	26.75	20.75
Second Quarter	23.77	20.07	Second Quarter	32.47	23.82
Third Quarter	25.64	21.78	Third Quarter	35.81	31.08
Fourth Quarter	28.55	24.15	Fourth Quarter	39.36	32.89
2004			2004
First Quarter	28.57	26.19	First Quarter	45.64	39.73
Second Quarter	29.50	25.97	Second Quarter	47.00	40.15
Third Quarter	26.85	21.22	Third Quarter	48.31	42.95
Fourth Quarter	26.29	22.34	Fourth Quarter	58.74	47.29
2005			2005
First Quarter	26.24	23.19	First Quarter	58.45	51.13
Second Quarter	24.81	22.53	Second Quarter	55.54	47.10
Third Quarter	24.64	22.45	Third Quarter	55.28	48.24
Fourth Quarter	23.19	20.77	Fourth Quarter	56.00	46.55
2006			2006
First Quarter	22.89	19.76	First Quarter	55.90	47.08
Second Quarter	20.04	16.14	Second Quarter	48.69	36.41
Third Quarter (through			Third Quarter (through
August 22, 2006)	16.50	15.20	August 22, 2006)	42.07	36.74

Caterpillar Inc. manufactures construction and mining equipment, diesel and natural gas engines and industrial gas turbines. Its Commission file number is 001-00768.	CenturyTel, Inc., together with its subsidiaries, is a communications company engaged in providing local exchange, long distance, internet access and broadband services. Its Commission file number is 001-07784.

Caterpillar Inc.	High	Low	CenturyTel, Inc.	High	Low

(CUSIP: 149123101)			(CUSIP: 156700106)
2003			2003
First Quarter	26.28	21.02	First Quarter	31.58	25.51
Second Quarter	28.95	24.60	Second Quarter	35.56	27.58
Third Quarter	36.71	27.37	Third Quarter	35.63	32.82
Fourth Quarter	42.38	34.42	Fourth Quarter	36.63	30.17
2004			2004
First Quarter	42.51	36.58	First Quarter	33.30	26.33
Second Quarter	42.05	36.13	Second Quarter	30.16	26.51
Third Quarter	40.25	34.81	Third Quarter	34.34	29.91
Fourth Quarter	49.24	38.52	Fourth Quarter	35.49	31.40
2005			2005
First Quarter	49.98	43.26	First Quarter	35.47	32.52
Second Quarter	51.10	41.73	Second Quarter	34.95	30.26
Third Quarter	59.40	47.65	Third Quarter	36.28	33.45
Fourth Quarter	59.64	48.92	Fourth Quarter	35.10	31.77
2006			2006
First Quarter	76.26	57.77	First Quarter	39.55	32.84
Second Quarter	81.14	66.32	Second Quarter	39.84	35.07
Third Quarter (through			Third Quarter (through
August 22, 2006)	74.77	65.96	August 22, 2006)	50.67	35.49

CBS Corporation is a mass media company with operations in television, radio, advertising and publishing. Its Commission file number is 001-09553.	CIGNA Corporation, through its subsidiaries, provides healthcare and related benefits offered through the workplace, including health care products and services, group disability, life and accident insurance, and disability and workers’ compensation case management and related services. Its Commission file number is 001-08323.

CBS Corporation	High	Low	CIGNA Corporation	High	Low

(CUSIP: 124857202)			(CUSIP: 125509109)
2003			2003
First Quarter	32.05	24.79	First Quarter	46.28	39.22
Second Quarter	35.01	26.94	Second Quarter	56.10	45.72
Third Quarter	34.30	28.17	Third Quarter	49.37	40.15
Fourth Quarter	32.28	27.30	Fourth Quarter	58.20	44.25
2004			2004
First Quarter	32.87	27.36	First Quarter	63.09	53.05
Second Quarter	30.23	25.92	Second Quarter	69.34	59.02
Third Quarter	26.35	23.62	Third Quarter	70.13	59.20
Fourth Quarter	27.30	24.71	Fourth Quarter	82.21	58.57
2005			2005
First Quarter	28.66	24.99	First Quarter	91.85	78.60
Second Quarter	26.67	23.77	Second Quarter	108.00	86.97
Third Quarter	26.26	23.62	Third Quarter	117.44	103.50
Fourth Quarter	25.84	22.18	Fourth Quarter	119.30	108.86
2006			2006
First Quarter	27.27	23.95	First Quarter	133.26	110.46
Second Quarter	26.92	23.98	Second Quarter	132.17	88.73
Third Quarter (through			Third Quarter (through
August 22, 2006)	28.18	26.15	August 22, 2006)	104.96	38.80

Centex Corporation is engaged in residential and commercial construction and related activities, including mortgage financing. Its Commission file number is 001-06776.	CIT Group Inc. is a global commercial and consumer finance company with a focus on middle market companies. Its Commission file number is 001-31369.

Centex Corporation	High	Low	CIT Group Inc.	High	Low

(CUSIP: 152312104)			(CUSIP: 125581108)
2003			2003
First Quarter	25.21	21.72	First Quarter	21.90	16.61
Second Quarter	38.64	24.23	Second Quarter	24.61	16.86
Third Quarter	36.26	32.33	Third Quarter	30.10	23.97
Fourth Quarter	50.87	35.12	Fourth Quarter	35.27	28.76
2004			2004
First Quarter	57.75	44.56	First Quarter	39.91	35.83
Second Quarter	54.06	43.86	Second Quarter	38.73	33.28
Third Quarter	51.22	41.24	Third Quarter	38.48	34.53
Fourth Quarter	59.69	46.30	Fourth Quarter	45.80	36.51
2005			2005
First Quarter	65.85	54.74	First Quarter	46.07	37.40
Second Quarter	71.20	55.19	Second Quarter	43.17	35.45
Third Quarter	79.50	62.55	Third Quarter	46.80	42.60
Fourth Quarter	76.04	59.82	Fourth Quarter	52.62	43.62
2006			2006
First Quarter	78.94	61.53	First Quarter	55.05	51.38
Second Quarter	63.88	45.52	Second Quarter	55.95	48.89
Third Quarter (through			Third Quarter (through
August 22, 2006)	50.97	26.19	August 22, 2006)	119.96	44.65

Clear Channel Communications, Inc. is a media company with three reportable business segments: radio broadcasting and outdoor advertising (which is reported geographically as the Americas and international). Its Commission file number is 001-09645.	ConocoPhillips is an international, integrated energy company. Its Commission file number is 001-32395.

Clear Channel Communications, Inc.	High	Low	ConocoPhillips	High	Low

(CUSIP: 184502102)			(CUSIP: 20825C104)
2003			2003
First Quarter	42.12	30.99	First Quarter	26.80	22.66
Second Quarter	41.29	32.50	Second Quarter	27.73	25.03
Third Quarter	43.87	35.43	Third Quarter	28.54	25.98
Fourth Quarter	45.03	36.69	Fourth Quarter	32.69	27.38
2004			2004
First Quarter	45.38	37.60	First Quarter	35.32	32.39
Second Quarter	42.19	34.33	Second Quarter	39.32	34.35
Third Quarter	35.46	29.70	Third Quarter	41.61	36.03
Fourth Quarter	33.35	29.00	Fourth Quarter	45.50	41.00
2005			2005
First Quarter	33.15	29.95	First Quarter	56.16	41.78
Second Quarter	33.27	28.00	Second Quarter	60.68	48.39
Third Quarter	32.62	29.59	Third Quarter	70.91	57.49
Fourth Quarter	31.99	28.63	Fourth Quarter	69.91	57.35
2006			2006
First Quarter	32.63	28.10	First Quarter	65.25	58.18
Second Quarter	31.37	27.69	Second Quarter	72.50	57.91
Third Quarter (through			Third Quarter (through
August 22, 2006)	46.50	28.65	August 22, 2006)	69.03	21.96

Computer Sciences Corporation is in the information technology and professional services industry. Its Commission file number is 001-04850.	Deere & Company and its subsidiaries have operations which are categorized into four major business segments: agricultural equipment, commercial and consumer equipment, construction and forestry and credit. Its Commission file number is 001-04121.

Computer Sciences Corporation	High	Low	Deere & Company	High	Low

(CUSIP: 205363104)			(CUSIP: 244199105)
2003			2003
First Quarter	36.14	28.15	First Quarter	47.42	37.96
Second Quarter	42.24	28.52	Second Quarter	48.03	39.26
Third Quarter	44.67	36.84	Third Quarter	58.06	44.40
Fourth Quarter	44.75	37.57	Fourth Quarter	67.10	53.31
2004			2004
First Quarter	46.68	40.08	First Quarter	69.94	60.99
Second Quarter	45.96	39.03	Second Quarter	74.85	62.90
Third Quarter	48.63	42.96	Third Quarter	70.14	57.60
Fourth Quarter	57.70	47.00	Fourth Quarter	74.42	58.05
2005			2005
First Quarter	56.37	44.40	First Quarter	74.40	65.85
Second Quarter	47.47	42.87	Second Quarter	68.12	59.69
Third Quarter	46.84	43.70	Third Quarter	73.53	60.40
Fourth Quarter	58.00	44.72	Fourth Quarter	70.58	57.16
2006			2006
First Quarter	57.48	49.32	First Quarter	79.78	68.00
Second Quarter	59.80	54.00	Second Quarter	91.34	77.30
Third Quarter (through			Third Quarter (through
August 22, 2006)	53.57	27.41	August 22, 2006)	83.51	66.28

ConAgra Foods, Inc. is a packaged food company. Its Commission file number is 001-07275.	Diamond Offshore Drilling, Inc. is an offshore oil and gas drilling contractor. Its Commission file number is 001-13926.

ConAgra Foods, Inc.	High	Low	Diamond Offshore Drilling, Inc.	High	Low

(CUSIP: 205887102)			(CUSIP: 25271C102)
2003			2003
First Quarter	26.25	19.65	First Quarter	22.53	19.40
Second Quarter	25.41	20.08	Second Quarter	23.62	18.64
Third Quarter	23.76	21.15	Third Quarter	21.53	18.50
Fourth Quarter	26.40	21.24	Fourth Quarter	20.70	17.15
2004			2004
First Quarter	27.76	25.75	First Quarter	26.63	20.48
Second Quarter	29.34	26.94	Second Quarter	24.53	21.55
Third Quarter	27.64	25.63	Third Quarter	32.76	22.89
Fourth Quarter	29.40	25.59	Fourth Quarter	40.29	32.06
2005			2005
First Quarter	30.00	26.25	First Quarter	50.89	38.25
Second Quarter	27.34	23.10	Second Quarter	55.90	40.40
Third Quarter	24.34	22.06	Third Quarter	62.40	52.10
Fourth Quarter	24.75	20.05	Fourth Quarter	71.31	51.46
2006			2006
First Quarter	21.39	19.50	First Quarter	90.70	69.56
Second Quarter	23.26	21.19	Second Quarter	96.15	73.49
Third Quarter (through			Third Quarter (through
August 22, 2006)	49.09	21.25	August 22, 2006)	85.44	69.32

Dominion Resources, Inc. is a fully integrated gas and electric holding company. Its Commission file number is 001-08489.	E.I. du Pont de Nemours and Company manufactures products for distribution and sale to the transportation, safety and protection, construction, motor vehicle, agriculture, home furnishings, medical, electronics, communications, nutrition and health markets. Its Commission file number is 001-00815.

Dominion Resources, Inc.	High	Low	E.I. du Pont de Nemours and Company	High	Low

(CUSIP: 25746U109)			(CUSIP: 263534109)
2003			2003
First Quarter	58.62	51.84	First Quarter	44.71	35.11
Second Quarter	65.66	55.28	Second Quarter	44.18	38.86
Third Quarter	64.28	58.29	Third Quarter	45.22	39.62
Fourth Quarter	64.33	59.36	Fourth Quarter	45.94	39.07
2004			2004
First Quarter	65.20	61.40	First Quarter	46.00	40.70
Second Quarter	64.71	61.25	Second Quarter	45.07	41.19
Third Quarter	65.69	62.25	Third Quarter	44.42	40.21
Fourth Quarter	68.45	63.50	Fourth Quarter	49.15	41.40
2005			2005
First Quarter	75.81	66.70	First Quarter	54.55	46.01
Second Quarter	76.50	69.22	Second Quarter	51.54	44.52
Third Quarter	86.27	72.92	Third Quarter	44.30	38.04
Fourth Quarter	86.50	74.33	Fourth Quarter	43.48	37.83
2006			2006
First Quarter	80.11	69.70	First Quarter	43.16	38.88
Second Quarter	75.90	69.03	Second Quarter	45.71	39.98
Third Quarter (through			Third Quarter (through
August 22, 2006)	78.66	68.67	August 22, 2006)	41.84	39.22

DTE Energy Company through its utility segments is engaged in the generation, purchase, distribution and sale of electricity in southeastern Michigan and in the purchase, storage, transmission, distribution and sale of natural gas in Michigan; and through its non-utility segments is engaged in synfuels, energy services, natural gas exploration and production and other energy related businesses. Its Commission file number is 001-11607.	EnCana Corporation is a natural gas producer and holder of natural gas and oil resource lands onshore North America. Its Commission file number is 001-15226.

DTE Energy Company	High	Low	EnCana Corporation	High	Low

(CUSIP: 233331107)			(CUSIP: 292505104)
2003			2003
First Quarter	49.28	38.87	First Quarter	16.73	14.96
Second Quarter	44.82	38.64	Second Quarter	19.62	15.41
Third Quarter	38.74	34.54	Third Quarter	19.10	17.15
Fourth Quarter	39.70	35.45	Fourth Quarter	19.82	16.78
2004			2004
First Quarter	41.94	38.07	First Quarter	21.96	19.44
Second Quarter	41.52	38.19	Second Quarter	22.19	19.15
Third Quarter	41.98	39.52	Third Quarter	23.05	20.24
Fourth Quarter	45.30	41.61	Fourth Quarter	28.53	23.15
2005			2005
First Quarter	46.66	42.50	First Quarter	35.58	26.59
Second Quarter	47.83	44.41	Second Quarter	41.28	31.83
Third Quarter	48.11	44.62	Third Quarter	57.36	39.38
Fourth Quarter	46.49	41.81	Fourth Quarter	59.61	42.29
2006			2006
First Quarter	44.08	40.71	First Quarter	49.64	40.52
Second Quarter	41.69	39.00	Second Quarter	53.31	45.03
Third Quarter (through			Third Quarter (through
August 22, 2006)	79.90	40.74	August 22, 2006)	54.49	47.43

Eastman Chemical Company is a global chemical company which manufactures and sells chemicals, plastics, and fibers. Its Commission file number is 001-12626.	Federated Department Stores, Inc. operates department stores. Its Commission file number is 001-13536.

Eastman Chemical Company	High	Low	Federated Department Stores, Inc.	High	Low

(CUSIP: 277432100)			(CUSIP: 31410H101)
2003			2003
First Quarter	38.40	27.89	First Quarter	31.02	23.91
Second Quarter	33.95	28.82	Second Quarter	37.34	27.88
Third Quarter	36.60	31.46	Third Quarter	44.57	36.39
Fourth Quarter	39.38	31.46	Fourth Quarter	50.17	41.90
2004			2004
First Quarter	43.35	38.00	First Quarter	54.29	46.13
Second Quarter	46.59	42.26	Second Quarter	55.05	44.85
Third Quarter	47.15	42.52	Third Quarter	49.10	43.11
Fourth Quarter	57.97	45.13	Fourth Quarter	57.76	44.58
2005			2005
First Quarter	61.36	51.26	First Quarter	64.45	54.60
Second Quarter	60.40	47.54	Second Quarter	74.50	57.50
Third Quarter	58.30	44.70	Third Quarter	77.30	63.60
Fourth Quarter	56.52	45.52	Fourth Quarter	69.58	58.01
2006			2006
First Quarter	53.27	47.70	First Quarter	37.37	33.17
Second Quarter	57.99	50.19	Second Quarter	39.51	33.97
Third Quarter (through			Third Quarter (through
August 22, 2006)	54.46	39.05	August 22, 2006)	37.68	33.25

FirstEnergy Corp. is the holding company of all of the outstanding common stock of its eight principal electric utility operating subsidiaries. Its Commission file number is 333-21011.	Hewlett-Packard Company is a global provider of products, technologies, solutions and services to individual consumers, small and medium sized businesses and large enterprises. Its Commission file number is 001-04423.

FirstEnergy Corp.	High	Low	Hewlett-Packard Company	High	Low

(CUSIP: 337932107)			(CUSIP: 428236103)
2003			2003
First Quarter	34.90	27.65	First Quarter	20.85	15.00
Second Quarter	38.44	30.66	Second Quarter	22.03	15.30
Third Quarter	38.50	27.75	Third Quarter	23.52	19.26
Fourth Quarter	35.63	31.90	Fourth Quarter	23.48	19.36
2004			2004
First Quarter	39.00	35.20	First Quarter	26.12	21.38
Second Quarter	39.35	36.88	Second Quarter	23.64	19.50
Third Quarter	41.67	37.27	Third Quarter	21.10	16.50
Fourth Quarter	43.15	38.80	Fourth Quarter	21.33	17.86
2005			2005
First Quarter	42.02	38.26	First Quarter	22.00	19.34
Second Quarter	48.67	41.15	Second Quarter	24.61	20.15
Third Quarter	52.73	48.03	Third Quarter	28.94	23.48
Fourth Quarter	52.20	46.13	Fourth Quarter	29.97	26.67
2006			2006
First Quarter	51.75	48.20	First Quarter	34.19	28.63
Second Quarter	54.45	48.45	Second Quarter	34.36	29.79
Third Quarter (through			Third Quarter (through
August 22, 2006)	57.07	52.74	August 22, 2006)	42.28	30.52

Gannett Co., Inc. is an international news and information company. Its Commission file number is 001-06961.	H. J. Heinz Company and its subsidiaries manufacture and market processed food products. Its principal products include ketchup, condiments and sauces, frozen food, soups, beans and pasta meals, tuna and other seafood products, and infant food. Its Commission file number is 001-03385.

Gannett Co., Inc.	High	Low	H.J. Heinz Company	High	Low

(CUSIP: 364730101)			(CUSIP: 423074103)
2003			2003
First Quarter	75.10	67.68	First Quarter	34.32	29.44
Second Quarter	79.70	70.43	Second Quarter	34.40	29.05
Third Quarter	79.18	75.86	Third Quarter	34.39	31.98
Fourth Quarter	89.05	77.56	Fourth Quarter	36.62	34.28
2004			2004
First Quarter	90.01	84.50	First Quarter	38.95	34.89
Second Quarter	91.00	84.95	Second Quarter	38.86	36.59
Third Quarter	86.78	79.56	Third Quarter	39.20	35.38
Fourth Quarter	85.62	78.99	Fourth Quarter	38.99	34.57
2005			2005
First Quarter	82.41	78.43	First Quarter	38.99	36.19
Second Quarter	80.00	71.50	Second Quarter	37.73	35.19
Third Quarter	74.80	66.25	Third Quarter	37.31	34.20
Fourth Quarter	68.83	59.19	Fourth Quarter	37.05	33.84
2006			2006
First Quarter	64.80	58.81	First Quarter	38.32	33.53
Second Quarter	60.92	53.22	Second Quarter	42.98	37.67
Third Quarter (through			Third Quarter (through
August 22, 2006)	56.91	51.67	August 22, 2006)	42.61	33.69

Genworth Financial, Inc. is an insurance company. Its Commission file number is 001-32195.	International Paper Company is a global forest products, paper and packaging company with primary markets and manufacturing operations in the United States, Europe, South America and Asia. Its Commission file number is 001-03157.

Genworth Financial, Inc.	High	Low	International Paper Company	High	Low

(CUSIP: 37247D106)			(CUSIP: 460146103)
2003			2003
First Quarter			First Quarter	38.40	33.59
Second Quarter			Second Quarter	38.90	33.44
Third Quarter			Third Quarter	41.44	35.73
Fourth Quarter			Fourth Quarter	43.12	36.86
2004			2004
First Quarter			First Quarter	44.98	39.96
Second Quarter	22.57	19.47	Second Quarter	44.49	38.41
Third Quarter	23.90	20.98	Third Quarter	44.70	38.60
Fourth Quarter	27.25	22.91	Fourth Quarter	42.40	37.80
2005			2005
First Quarter	29.56	25.72	First Quarter	42.01	35.74
Second Quarter	30.71	27.15	Second Quarter	37.62	31.05
Third Quarter	33.49	29.50	Third Quarter	32.40	29.69
Fourth Quarter	34.98	30.11	Fourth Quarter	34.53	27.15
2006			2006
First Quarter	35.00	31.82	First Quarter	35.92	32.24
Second Quarter	34.73	31.78	Second Quarter	37.61	30.80
Third Quarter (through			Third Quarter (through
August 22, 2006)	56.40	33.28	August 22, 2006)	35.52	31.67

Kimco Realty Corporation owns and operates neighborhood and community shopping centers. Its Commission file number is 001-10899.	Limited Brands, Inc. sells women’s intimate apparel, personal care and beauty products and women’s and men’s apparel. Its Commission file number is 001-08344.

Kimco Realty Corporation	High	Low	Limited Brands, Inc.	High	Low

(CUSIP: 49446R109)			(CUSIP: 532716107)
2003			2003
First Quarter	17.95	15.25	First Quarter	14.18	11.05
Second Quarter	19.56	17.46	Second Quarter	16.40	12.77
Third Quarter	21.67	18.87	Third Quarter	17.41	14.90
Fourth Quarter	22.93	20.23	Fourth Quarter	18.18	15.08
2004			2004
First Quarter	25.33	22.00	First Quarter	20.20	17.58
Second Quarter	25.60	20.28	Second Quarter	21.45	18.56
Third Quarter	25.88	22.73	Third Quarter	22.31	18.70
Fourth Quarter	29.47	25.42	Fourth Quarter	27.83	21.57
2005			2005
First Quarter	29.00	26.20	First Quarter	25.12	22.06
Second Quarter	29.88	26.44	Second Quarter	24.65	20.21
Third Quarter	33.25	29.46	Third Quarter	25.03	19.31
Fourth Quarter	32.92	28.30	Fourth Quarter	23.36	18.81
2006			2006
First Quarter	41.40	32.08	First Quarter	24.66	22.05
Second Quarter	40.64	34.85	Second Quarter	28.00	24.08
Third Quarter (through			Third Quarter (through
August 22, 2006)	44.34	36.49	August 22, 2006)	47.41	23.78

Lehman Brothers Holdings Inc. is a global investment bank. Its Commission file number is 001-09466.	Loews Corporation is a holding company whose subsidiaries are engaged in commercial property and casualty insurance, production and sale of cigarettes, interstate natural gas transmission pipeline systems, offshore oil and gas drilling rigs, hotels and the distribution and sale of watches and clocks. Its Commission file number is 001-06541.

Lehman Brothers Holdings Inc.	High	Low	Loews Corporation	High	Low

(CUSIP: 524908100)			(CUSIP: 540424108)
2003			2003
First Quarter	30.23	25.19	First Quarter	15.88	13.28
Second Quarter	37.90	28.88	Second Quarter	16.03	12.81
Third Quarter	35.45	30.40	Third Quarter	16.35	13.50
Fourth Quarter	38.62	34.25	Fourth Quarter	16.44	13.00
2004			2004
First Quarter	44.75	38.61	First Quarter	20.99	16.43
Second Quarter	42.08	35.62	Second Quarter	20.34	18.80
Third Quarter	40.10	33.83	Third Quarter	19.99	17.87
Fourth Quarter	43.95	39.15	Fourth Quarter	23.59	18.62
2005			2005
First Quarter	48.10	42.93	First Quarter	24.72	22.46
Second Quarter	49.57	43.78	Second Quarter	26.57	23.15
Third Quarter	58.47	49.47	Third Quarter	31.22	25.83
Fourth Quarter	66.42	53.09	Fourth Quarter	32.60	29.38
2006			2006
First Quarter	74.36	64.07	First Quarter	34.26	30.75
Second Quarter	78.01	59.42	Second Quarter	36.79	33.24
Third Quarter (through			Third Quarter (through
August 22, 2006)	66.92	38.75	August 22, 2006)	37.55	25.55

Lennar Corporation is a homebuilder that primarily sells single family attached and detached homes and provides financial services. Its Commission file number is 001-11749.	Marsh & McLennan Companies, Inc. is a global professional services firm, which, through its subsidiaries, provide clients with analysis, advice and transactional capabilities across four operating segments: risk and insurance services; risk and consulting technology; consulting; and investment management. Its Commission file number is 001-05998.

Lennar Corporation	High	Low	Marsh & McLennan Companies, Inc.	High	Low

(CUSIP: 526057104)			(CUSIP: 571748102)
2003			2003
First Quarter	25.96	22.18	First Quarter	49.50	38.52
Second Quarter	38.89	24.36	Second Quarter	54.74	42.63
Third Quarter	38.43	31.45	Third Quarter	53.65	48.00
Fourth Quarter	50.75	38.90	Fourth Quarter	49.01	42.75
2004			2004
First Quarter	56.01	43.33	First Quarter	49.30	45.89
Second Quarter	54.16	41.62	Second Quarter	47.00	42.59
Third Quarter	48.46	40.99	Third Quarter	46.61	42.43
Fourth Quarter	56.50	42.19	Fourth Quarter	46.86	24.10
2005			2005
First Quarter	62.30	52.93	First Quarter	33.02	29.80
Second Quarter	63.75	50.62	Second Quarter	30.13	27.41
Third Quarter	68.27	53.49	Third Quarter	30.49	26.93
Fourth Quarter	62.85	53.33	Fourth Quarter	33.09	28.26
2006			2006
First Quarter	65.95	55.17	First Quarter	32.73	29.31
Second Quarter	62.28	43.06	Second Quarter	30.96	25.92
Third Quarter (through			Third Quarter (through
August 22, 2006)	67.30	40.07	August 22, 2006)	38.00	25.52

Masco Corporation sells and installs home and building products. Its Commission file number is 001-05794	MeadWestvaco Corporation’s principal operating business segments are packaging, consumer and office products and specialty chemicals. Its Commission file is 001-31215

Masco Corporation	High	Low	MeadWestvaco Corporation	High	Low

(CUSIP: 574599106)			(CUSIP: 583334107)
2003			2003
First Quarter	21.96	16.82	First Quarter	26.51	21.69
Second Quarter	25.26	18.62	Second Quarter	26.10	22.31
Third Quarter	25.77	23.10	Third Quarter	27.35	23.65
Fourth Quarter	28.31	24.48	Fourth Quarter	29.58	25.00
2004			2004
First Quarter	30.62	26.02	First Quarter	29.94	25.97
Second Quarter	31.01	26.94	Second Quarter	29.00	25.60
Third Quarter	34.99	29.87	Third Quarter	31.32	28.42
Fourth Quarter	36.80	33.28	Fourth Quarter	34.23	29.58
2005			2005
First Quarter	38.03	33.07	First Quarter	33.89	28.60
Second Quarter	34.74	29.89	Second Quarter	31.89	28.07
Third Quarter	34.65	29.51	Third Quarter	29.64	27.40
Fourth Quarter	30.77	27.37	Fourth Quarter	28.52	25.28
2006			2006
First Quarter	32.30	29.38	First Quarter	28.56	25.50
Second Quarter	33.20	27.69	Second Quarter	30.80	26.35
Third Quarter (through			Third Quarter (through
August 22, 2006)	29.76	24.77	August 22, 2006)	35.00	25.55

MBIA Inc. is engaged in providing financial guarantee insurance, investment management services, municipal and other services to public finance and structured finance clients. Its Commission file number is 001-09583.	Medtronic, Inc. operates in five segments that manufacture and sell device-based medical therapies: cardiac rhythm management; spinal, ear, nose and throat and navigation; neurological and diabetes; vascular; and cardiac surgery. Its Commission file number is 001-07707.

MBIA Inc.	High	Low	Medtronic, Inc.	High	Low

(CUSIP: 55262C100)			(CUSIP: 585055106)
2003			2003
First Quarter	47.25	34.64	First Quarter	47.99	43.10
Second Quarter	53.01	38.64	Second Quarter	50.30	45.12
Third Quarter	57.23	48.75	Third Quarter	52.65	47.00
Fourth Quarter	60.08	54.97	Fourth Quarter	48.91	43.36
2004			2004
First Quarter	67.13	59.08	First Quarter	52.00	46.50
Second Quarter	64.86	54.71	Second Quarter	51.33	46.40
Third Quarter	58.97	53.67	Third Quarter	51.77	48.55
Fourth Quarter	64.83	54.04	Fourth Quarter	53.28	47.01
2005			2005
First Quarter	63.28	56.61	First Quarter	54.92	48.75
Second Quarter	60.81	50.50	Second Quarter	53.92	50.30
Third Quarter	62.74	55.33	Third Quarter	57.85	51.77
Fourth Quarter	63.83	54.44	Fourth Quarter	58.49	52.87
2006			2006
First Quarter	63.63	57.15	First Quarter	59.54	51.58
Second Quarter	60.74	56.50	Second Quarter	51.50	46.99
Third Quarter (through			Third Quarter (through
August 22, 2006)	59.61	26.20	August 22, 2006)	50.93	34.36

McDonald’s Corporation franchises and operates McDonald’s restaurants in the food service industry. Its Commission file number is 001-05231.	MetLife, Inc. is a provider of insurance and other financial services. Its Commission file number is 001-15787.

McDonald’s Corporation	High	Low	MetLife, Inc.	High	Low

(CUSIP: 580135101)			(CUSIP: 59156R108)
2003			2003
First Quarter	17.33	12.38	First Quarter	29.34	24.01
Second Quarter	22.53	14.05	Second Quarter	29.20	26.38
Third Quarter	23.93	20.49	Third Quarter	29.58	27.35
Fourth Quarter	26.56	23.54	Fourth Quarter	33.92	28.05
2004			2004
First Quarter	29.85	24.64	First Quarter	35.87	32.63
Second Quarter	29.36	25.31	Second Quarter	36.66	33.21
Third Quarter	28.16	25.75	Third Quarter	38.73	33.97
Fourth Quarter	32.66	27.55	Fourth Quarter	41.18	33.98
2005			2005
First Quarter	34.21	30.89	First Quarter	41.37	38.31
Second Quarter	31.49	27.91	Second Quarter	45.45	37.85
Third Quarter	34.69	27.70	Third Quarter	50.20	45.47
Fourth Quarter	35.50	31.55	Fourth Quarter	52.15	46.80
2006			2006
First Quarter	36.37	33.52	First Quarter	51.98	48.14
Second Quarter	35.96	31.94	Second Quarter	53.19	48.37
Third Quarter (through			Third Quarter (through
August 22, 2006)	61.08	33.04	August 22, 2006)	52.66	42.47

MGIC Investment Corporation is a holding company which, through its wholly owned subsidiary, provides private mortgage insurance in the United States to the home mortgage lending industry. Its Commission file number is 001 10816.	Occidental Petroleum Corporation’s principal businesses consist of two industry segments. The oil and gas segment explores for, develops, produces and markets crude oil and natural gas. The chemical segment manufactures and markets basic chemicals, vinyls and performance chemicals. Its Commission file number is 001 09210.

MGIC Investment Corporation	High	Low	Occidental Petroleum Corporation	High	Low

(CUSIP: 552848103)			(CUSIP: 674599105)
2003			2003
First Quarter	46.30	35.80	First Quarter	30.70	27.28
Second Quarter	55.88	39.27	Second Quarter	34.30	29.85
Third Quarter	58.50	46.64	Third Quarter	35.39	31.13
Fourth Quarter	57.26	49.57	Fourth Quarter	42.63	35.23
2004			2004
First Quarter	70.09	56.32	First Quarter	46.58	42.04
Second Quarter	75.56	64.23	Second Quarter	49.67	44.08
Third Quarter	77.44	64.10	Third Quarter	56.35	47.95
Fourth Quarter	69.61	60.47	Fourth Quarter	60.31	54.75
2005			2005
First Quarter	69.00	60.89	First Quarter	74.02	55.61
Second Quarter	66.09	57.36	Second Quarter	80.68	65.50
Third Quarter	69.41	61.64	Third Quarter	88.80	76.93
Fourth Quarter	66.77	57.74	Fourth Quarter	85.43	69.94
2006			2006
First Quarter	72.05	62.73	First Quarter	97.71	79.88
Second Quarter	70.87	63.38	Second Quarter	107.13	92.10
Third Quarter (through			Third Quarter (through
August 122 2006)	65.26	51.85	August 22, 2006)	107.78	51.20

Newell Rubbermaid Inc. is a global manufacturer and marketer of branded consumer products and their commercial extensions, and serves retail channels including department stores, discount stores, warehouse clubs, home centers, hardware stores, commercial distributors, office superstores, contract stationers, automotive stores and baby superstores. Its Commission file number is 001 09608.	Omnicom Group Inc. is a holding company that provides advertising, customer relationship management, public relations and specialty communications services. Its Commission file number is 001 10551.

Newell Rubbermaid Inc.	High	Low	Omnicom Group Inc.	High	Low

(CUSIP: )			(CUSIP: 681919106)
2003			2003
First Quarter	29.39	21.33	First Quarter	67.72	48.50
Second Quarter	23.98	21.00	Second Quarter	75.25	54.65
Third Quarter	26.16	22.58	Third Quarter	80.97	71.05
Fourth Quarter	23.80	21.18	Fourth Quarter	87.48	72.49
2004			2004
First Quarter	22.46	19.11	First Quarter	88.70	75.23
Second Quarter	24.19	21.52	Second Quarter	83.21	75.77
Third Quarter	22.99	20.95	Third Quarter	74.30	66.70
Fourth Quarter	25.45	22.09	Fourth Quarter	84.40	71.84
2005			2005
First Quarter	24.16	21.63	First Quarter	91.07	83.49
Second Quarter	24.55	23.04	Second Quarter	87.55	78.39
Third Quarter	39.20	24.38	Third Quarter	86.34	79.97
Fourth Quarter	39.45	36.03	Fourth Quarter	87.82	76.40
2006			2006
First Quarter	39.51	35.40	First Quarter	86.59	78.97
Second Quarter	41.40	37.82	Second Quarter	96.64	82.60
Third Quarter (through			Third Quarter (through
August 22, 2006)	51.09	39.40	August 22, 2006)	90.12	85.35

Nordstrom, Inc. is a fashion specialty retailer. It is comprised of four segments: retail stores, credit, direct and other. Its Commission file number is 001-15059.	Pactiv Corporation is a producer of consumer and foodservice/food packaging products. Its Commission file number is 001-15157.

Nordstrom, Inc.	High	Low	Pactiv Corporation	High	Low

(CUSIP: 655664100)			(CUSIP: 695257105)
2003			2003
First Quarter	9.76	8.18	First Quarter	22.48	17.92
Second Quarter	9.85	7.93	Second Quarter	20.88	18.20
Third Quarter	13.13	9.75	Third Quarter	20.64	18.15
Fourth Quarter	17.63	12.41	Fourth Quarter	23.75	20.28
2004			2004
First Quarter	20.33	16.63	First Quarter	23.90	20.49
Second Quarter	22.13	17.72	Second Quarter	25.05	22.05
Third Quarter	22.70	18.22	Third Quarter	24.94	22.31
Fourth Quarter	23.51	19.11	Fourth Quarter	25.68	22.49
2005			2005
First Quarter	27.45	22.81	First Quarter	25.48	21.66
Second Quarter	34.90	25.42	Second Quarter	23.42	21.17
Third Quarter	37.39	31.12	Third Quarter	22.22	17.06
Fourth Quarter	38.56	31.11	Fourth Quarter	22.01	16.81
2006			2006
First Quarter	42.50	37.40	First Quarter	24.75	21.60
Second Quarter	40.71	34.19	Second Quarter	25.95	22.98
Third Quarter (through			Third Quarter (through
August 22, 2006)	37.36	32.36	August 22, 2006)	26.86	22.73

PPG Industries, Inc. is comprised of three basic business segments: coatings, glass and chemicals. Its Commission file number is 001 01687.			Radian Group Inc. is a global credit risk management company that offers products and services through three primary business lines: mortgage insurance, financial guaranty and financial services. Its Commission file number is 001 11356.

PPG Industries, Inc.	High	Low	Radian Group Inc.	High	Low

(CUSIP: 693506107)			(CUSIP: 750236101)
2003			2003
First Quarter	52.65	42.64	First Quarter	41.34	30.15
Second Quarter	51.93	44.99	Second Quarter	42.27	33.38
Third Quarter	56.47	49.15	Third Quarter	48.60	36.65
Fourth Quarter	64.42	52.22	Fourth Quarter	53.29	44.40
2004			2004
First Quarter	64.60	55.18	First Quarter	51.43	40.95
Second Quarter	62.85	56.80	Second Quarter	48.77	42.60
Third Quarter	62.49	56.63	Third Quarter	48.67	43.43
Fourth Quarter	68.55	58.92	Fourth Quarter	54.00	43.40
2005			2005
First Quarter	73.80	64.80	First Quarter	53.24	46.79
Second Quarter	71.67	62.98	Second Quarter	47.74	43.61
Third Quarter	66.40	57.94	Third Quarter	53.55	46.89
Fourth Quarter	62.10	55.95	Fourth Quarter	59.72	47.72
2006			2006
First Quarter	63.95	56.92	First Quarter	61.11	55.34
Second Quarter	68.47	62.62	Second Quarter	64.33	58.24
Third Quarter (through			Third Quarter (through
August 22, 2006)	66.59	61.14	August 22, 2006)	64.45	59.94

Prudential Financial, Inc. is a financial services company which offers financial products and services including life insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, banking and trust services, real estate brokerage and relocation services, as well as, through a joint venture, retail securities brokerage services. Its Commission file number is 001 16707.			RadioShack Corporation primarily engages in the retail sale of consumer electronics goods and services through the RadioShack store chain and non RadioShack branded kiosk operations. Its Commission file number is 001 05571.

Prudential Financial, Inc.	High	Low	RadioShack Corporation	High	Low

(CUSIP: 744320102)			(CUSIP: 750438103)
2003			2003
First Quarter	33.93	27.56	First Quarter	22.41	18.74
Second Quarter	34.50	29.25	Second Quarter	26.55	21.63
Third Quarter	38.06	33.65	Third Quarter	31.57	25.61
Fourth Quarter	42.19	36.60	Fourth Quarter	32.15	28.14
2004			2004
First Quarter	48.11	41.62	First Quarter	35.41	29.39
Second Quarter	46.34	41.05	Second Quarter	33.33	28.65
Third Quarter	48.10	44.30	Third Quarter	29.57	26.17
Fourth Quarter	55.09	42.87	Fourth Quarter	33.48	28.40
2005			2005
First Quarter	59.32	52.62	First Quarter	34.30	24.30
Second Quarter	66.30	55.23	Second Quarter	26.11	23.19
Third Quarter	68.30	63.09	Third Quarter	27.10	23.00
Fourth Quarter	77.96	63.27	Fourth Quarter	24.80	20.69
2006			2006
First Quarter	77.48	73.19	First Quarter	22.90	18.74
Second Quarter	78.89	74.43	Second Quarter	19.23	14.18
Third Quarter (through			Third Quarter (through
August 22, 2006)	79.06	71.87	August 22, 2006)	18.51	13.76

Pulte Homes, Inc. is a publicly held holding company whose subsidiaries engage in the homebuilding and financial services businesses. Its Commission file number is 001 09804.			Rohm and Haas Company is a supplier of specialty materials including specialty chemicals, electronic materials and salt. Its Commission file number is 001 03507.

Pulte Homes, Inc.	High	Low	Rohm and Haas Company	High	Low

(CUSIP: 745867101)			(CUSIP: 775371107)
2003			2003
First Quarter	13.24	11.38	First Quarter	34.09	26.67
Second Quarter	17.85	12.54	Second Quarter	33.80	29.78
Third Quarter	17.41	14.57	Third Quarter	36.98	30.96
Fourth Quarter	24.49	17.00	Fourth Quarter	42.92	33.45
2004			2004
First Quarter	28.86	21.42	First Quarter	43.50	37.35
Second Quarter	27.80	22.80	Second Quarter	41.39	36.16
Third Quarter	31.85	24.45	Third Quarter	42.81	37.23
Fourth Quarter	32.50	23.73	Fourth Quarter	45.17	40.36
2005			2005
First Quarter	39.82	30.17	First Quarter	49.62	41.41
Second Quarter	43.00	33.83	Second Quarter	48.95	42.66
Third Quarter	47.93	41.44	Third Quarter	47.71	39.91
Fourth Quarter	43.20	35.18	Fourth Quarter	49.19	40.10
2006			2006
First Quarter	44.65	36.04	First Quarter	51.56	46.96
Second Quarter	41.35	26.56	Second Quarter	52.60	45.24
Third Quarter (through			Third Quarter (through
August 22, 2006)	31.09	26.84	August 22, 2006)	50.56	43.77

RPM International Inc. manufactures, markets and sells specialty paints, protective coatings and roofing systems, sealants and adhesives, focusing on the maintenance and improvement needs of the industrial and consumer markets. Its Commission file number is 001 14187.			Sabre Holdings Corporation supports airlines, hotels, cruise lines, car rental agencies and other travel suppliers through a distribution network that enables global marketing through points of sale, data gathering and analysis, and business optimization tools. Its Commission file number is 001 12175.

RPM International Inc.	High	Low	Sabre Holdings Corporation	High	Low

(CUSIP: 749685103)			(CUSIP: 785905100)
2003			2003
First Quarter	15.80	9.20	First Quarter	20.28	15.00
Second Quarter	13.70	10.50	Second Quarter	26.16	15.91
Third Quarter	14.13	13.10	Third Quarter	27.15	21.51
Fourth Quarter	16.36	13.06	Fourth Quarter	22.45	19.69
2004			2004
First Quarter	17.10	14.92	First Quarter	22.90	20.30
Second Quarter	16.95	13.50	Second Quarter	27.99	23.00
Third Quarter	17.25	14.02	Third Quarter	27.71	22.43
Fourth Quarter	19.83	17.06	Fourth Quarter	25.81	21.10
2005			2005
First Quarter	19.66	17.63	First Quarter	22.16	20.07
Second Quarter	18.70	16.58	Second Quarter	22.02	19.40
Third Quarter	19.13	17.49	Third Quarter	20.37	18.41
Fourth Quarter	18.87	17.11	Fourth Quarter	24.55	18.97
2006			2006
First Quarter	18.90	17.29	First Quarter	25.70	23.50
Second Quarter	19.46	17.90	Second Quarter	23.53	20.70
Third Quarter (through			Third Quarter (through
August 22, 2006)	18.98	17.64	August 22, 2006)	22.01	20.51

R.R. Donnelley & Sons Company is a full-service provider of print and related services, including document-based business process outsourcing. Its Commission file number is 001 04694.			Sara Lee Corporation is a global manufacturer and marketer of brand name products for consumers. Its Commission file number is 001 03344.

R.R. Donnelley & Sons Company	High	Low	Sara Lee Corporation	High	Low

(CUSIP: 257867101)			(CUSIP: 803111103)
2003			2003
First Quarter	23.24	17.05	First Quarter	23.06	18.57
Second Quarter	25.82	18.30	Second Quarter	19.91	16.50
Third Quarter	27.50	23.30	Third Quarter	19.90	18.42
Fourth Quarter	29.87	24.87	Fourth Quarter	21.59	18.36
2004			2004
First Quarter	32.21	27.95	First Quarter	22.62	20.31
Second Quarter	33.09	28.50	Second Quarter	23.44	21.85
Third Quarter	33.02	29.42	Third Quarter	23.20	20.92
Fourth Quarter	35.26	30.90	Fourth Quarter	24.49	22.27
2005			2005
First Quarter	35.29	29.94	First Quarter	24.95	21.01
Second Quarter	34.48	31.32	Second Quarter	22.16	19.31
Third Quarter	38.00	34.51	Third Quarter	20.87	18.66
Fourth Quarter	37.38	33.00	Fourth Quarter	19.02	17.48
2006			2006
First Quarter	34.41	31.63	First Quarter	18.95	17.42
Second Quarter	33.80	29.69	Second Quarter	18.69	15.97
Third Quarter (through			Third Quarter (through
August 22, 2006)	34.42	28.70	August 22, 2006)	17.04	16.02

Ryder System, Inc. is in the business of transportation and supply chain management solutions. Its business is divided into three business segments: fleet management solutions, supply chain solutions, and dedicated contract carriage. Its Commission File Number is 001-04364.			Sealed Air Corporation, together with its subsidiaries, is engaged in the manufacture and sale of protective and specialty packaging products. Its Commission file number is 001 07834.

Ryder System, Inc.	High	Low	Sealed Air Corporation	High	Low

(CUSIP: 783549108)			(CUSIP: 81211K100)
2003			2003
First Quarter	23.35	20.81	First Quarter	41.98	35.42
Second Quarter	27.34	20.14	Second Quarter	47.31	39.68
Third Quarter	31.23	24.99	Third Quarter	50.05	45.51
Fourth Quarter	34.30	28.53	Fourth Quarter	54.47	47.23
2004			2004
First Quarter	38.46	33.67	First Quarter	54.55	47.08
Second Quarter	40.75	35.34	Second Quarter	53.39	47.65
Third Quarter	46.83	38.13	Third Quarter	53.27	44.28
Fourth Quarter	55.11	46.76	Fourth Quarter	53.50	45.10
2005			2005
First Quarter	47.77	41.52	First Quarter	53.70	47.15
Second Quarter	42.36	34.60	Second Quarter	54.50	47.75
Third Quarter	39.74	32.09	Third Quarter	53.96	46.02
Fourth Quarter	43.63	32.70	Fourth Quarter	56.43	46.02
2006			2006
First Quarter	45.91	40.32	First Quarter	58.98	54.09
Second Quarter	58.56	44.78	Second Quarter	59.03	50.49
Third Quarter (through			Third Quarter (through
August 22, 2006)	59.23	48.00	August 22, 2006)	52.40	45.81

Southwest Airlines Co. is a domestic airline that provides point to point, low fare service. Its Commission file number is 001 07259.			Textron Inc. is a multi-industry company engaged in the aircraft, industrial and finance businesses. Its Commission file number is 001 05480.

Southwest Airlines Co.	High	Low	Textron Inc.	High	Low

(CUSIP: 844741108)			(CUSIP: 883203101)
2003			2003
First Quarter	15.28	12.04	First Quarter	45.45	26.85
Second Quarter	17.49	14.18	Second Quarter	38.69	27.46
Third Quarter	18.78	16.13	Third Quarter	45.53	38.07
Fourth Quarter	19.54	15.59	Fourth Quarter	57.70	39.45
2004			2004
First Quarter	16.56	13.21	First Quarter	58.28	50.84
Second Quarter	17.00	13.89	Second Quarter	59.43	52.45
Third Quarter	16.77	13.31	Third Quarter	65.32	57.38
Fourth Quarter	16.36	13.57	Fourth Quarter	74.63	63.04
2005			2005
First Quarter	16.28	13.79	First Quarter	80.05	68.61
Second Quarter	15.50	13.77	Second Quarter	78.30	71.11
Third Quarter	14.60	13.14	Third Quarter	78.80	65.85
Fourth Quarter	16.82	14.69	Fourth Quarter	80.00	69.00
2006			2006
First Quarter	17.97	15.87	First Quarter	94.40	75.76
Second Quarter	17.99	15.18	Second Quarter	98.10	82.51
Third Quarter (through			Third Quarter (through
August 22, 2006)	18.15	15.85	August 22, 2006)	93.13	86.00

Sprint Nextel Corporation is a global communications company offering wireless and wireline communications products and services for individual, business and government customers. Its Commission file number is 001 04721.			The Allstate Corporation, through its subsidiaries, engages in the personal property and casualty insurance business and the life insurance, retirement and investment products business. Its Commission file number is 001 11840.

Sprint Nextel Corporation	High	Low	The Allstate Corporation	High	Low

(CUSIP: 852061100)			(CUSIP: 020002101)
2003			2003
First Quarter	15.17	10.11	First Quarter	38.49	30.68
Second Quarter	13.59	9.69	Second Quarter	38.41	33.17
Third Quarter	14.61	12.34	Third Quarter	39.29	35.51
Fourth Quarter	14.75	13.51	Fourth Quarter	43.03	36.53
2004			2004
First Quarter	17.43	14.81	First Quarter	47.04	42.71
Second Quarter	17.86	15.38	Second Quarter	47.85	43.22
Third Quarter	18.60	15.71	Third Quarter	49.08	45.82
Fourth Quarter	22.77	18.10	Fourth Quarter	51.76	46.34
2005			2005
First Quarter	22.54	19.96	First Quarter	54.75	49.67
Second Quarter	22.93	19.67	Second Quarter	60.36	52.72
Third Quarter	24.40	21.36	Third Quarter	62.33	51.83
Fourth Quarter	23.32	20.27	Fourth Quarter	57.48	51.91
2006			2006
First Quarter	23.72	20.51	First Quarter	55.74	50.56
Second Quarter	24.22	19.49	Second Quarter	57.61	50.42
Third Quarter (through			Third Quarter (through
August 22, 2006)	20.52	16.08	August 22, 2006)	58.26	54.73

Temple-Inland Inc. is a holding company that, through its subsidiaries, operates three business segments: corrugated packaging, forest products and financial services. Its Commission file number is 001 08634.			The Bear Stearns Companies Inc. is a holding company that through its broker dealer and international bank subsidiaries, principally Bear, Stearns & Co. Inc., Bear, Stearns Securities Corp., Bear, Stearns International Limited and Bear Stearns Bank plc is an investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. Its Commission file number is 001 08989.

Temple-Inland Inc.	High	Low	The Bear Stearns Companies Inc.	High	Low

(CUSIP: 879868107)			(CUSIP: 073902108)
2003			2003
First Quarter	24.45	18.71	First Quarter	67.85	58.65
Second Quarter	23.84	18.70	Second Quarter	82.55	65.60
Third Quarter	26.07	21.46	Third Quarter	76.20	65.11
Fourth Quarter	31.31	24.13	Fourth Quarter	79.81	71.00
2004			2004
First Quarter	33.03	28.97	First Quarter	91.09	79.30
Second Quarter	34.24	30.25	Second Quarter	88.41	76.62
Third Quarter	34.99	32.22	Third Quarter	92.40	81.82
Fourth Quarter	34.07	28.75	Fourth Quarter	106.68	89.41
2005			2005
First Quarter	42.00	31.80	First Quarter	106.03	96.65
Second Quarter	37.50	32.54	Second Quarter	104.94	93.09
Third Quarter	40.38	36.59	Third Quarter	108.85	99.23
Fourth Quarter	44.78	35.87	Fourth Quarter	117.57	101.46
2006			2006
First Quarter	47.33	41.44	First Quarter	139.05	115.53
Second Quarter	47.50	38.31	Second Quarter	104.94	93.09
Third Quarter (through			Third Quarter (through
August 22, 2006)	44.77	40.45	August 22, 2006)	143.57	132.65

The Chubb Corporation is a holding company for a family of property and casualty insurance companies which provide property and casualty insurance to businesses and individuals. Its Commission file number is 001 08661.			The Hartford Financial Services Group, Inc. is an insurance and financial services company that provides investment products, individual life, group life and group disability insurance products, and property and casualty insurance products in the United States. Its Commission file number is 001 13958

The Chubb Corporation	High	Low	The Hartford Financial Services Group, Inc.	High	Low

(CUSIP: 171232101)			(CUSIP: 416515104)
2003			2003
First Quarter	28.80	21.23	First Quarter	48.71	32.30
Second Quarter	32.51	22.16	Second Quarter	51.84	35.29
Third Quarter	34.55	29.62	Third Quarter	55.75	49.88
Fourth Quarter	34.62	31.50	Fourth Quarter	58.86	52.63
2004			2004
First Quarter	36.83	33.30	First Quarter	66.51	58.98
Second Quarter	36.04	33.18	Second Quarter	67.94	61.08
Third Quarter	35.69	32.00	Third Quarter	68.74	58.54
Fourth Quarter	38.50	32.40	Fourth Quarter	69.03	53.29
2005			2005
First Quarter	40.48	36.67	First Quarter	73.76	66.06
Second Quarter	43.14	38.51	Second Quarter	77.26	65.51
Third Quarter	45.31	42.72	Third Quarter	81.89	73.05
Fourth Quarter	49.07	41.93	Fourth Quarter	89.00	73.75
2006			2006
First Quarter	49.45	46.80	First Quarter	88.83	79.24
Second Quarter	52.55	47.60	Second Quarter	92.22	80.55
Third Quarter (through			Third Quarter (through
August 22, 2006)	51.91	47.40	August 22, 2006)	85.69	79.86

The Dow Chemical Company is a science and technology company that provides chemical, plastic and agricultural products and services to consumer markets. Its Commission file number is 001 03433.			The New York Times Company is a media company including newspapers, internet businesses, television and radio stations, investments in paper mills and other investments. Its Commission file number is 001 05837.

The Dow Chemical Company	High	Low	The New York Times Company	High	Low

(CUSIP: 260543103)			(CUSIP: 650111107)
2003			2003
First Quarter	31.15	25.16	First Quarter	48.84	43.75
Second Quarter	32.64	27.61	Second Quarter	48.54	43.15
Third Quarter	35.30	30.52	Third Quarter	45.55	42.87
Fourth Quarter	42.00	32.54	Fourth Quarter	47.74	43.46
2004			2004
First Quarter	43.83	37.73	First Quarter	49.13	43.84
Second Quarter	41.88	36.86	Second Quarter	47.09	44.20
Third Quarter	44.79	38.41	Third Quarter	44.71	38.72
Fourth Quarter	51.02	42.57	Fourth Quarter	41.52	38.76
2005			2005
First Quarter	56.42	47.70	First Quarter	40.80	35.56
Second Quarter	50.28	43.67	Second Quarter	36.58	30.74
Third Quarter	49.14	40.63	Third Quarter	34.59	29.80
Fourth Quarter	47.20	41.19	Fourth Quarter	29.75	26.18
2006			2006
First Quarter	44.93	40.67	First Quarter	28.90	25.30
Second Quarter	42.95	37.14	Second Quarter	25.70	22.88
Third Quarter (through			Third Quarter (through
August 22, 2006)	39.47	33.54	August 22, 2006)	24.54	21.58

The Goldman Sachs Group, Inc. is an investment banking, securities and investment management firm. Its Commission file number is 001 14965.			The PMI Group, Inc. a global provider of credit enhancement products for homeownership and the provision of services for to the building of strong communities. Its Commission file number is 001 13664.

The Goldman Sachs Group, Inc.	High	Low	The PMI Group, Inc.	High	Low

(CUSIP: 38141G104)			(CUSIP: 69344M101)
2003			2003
First Quarter	74.92	62.85	First Quarter	31.97	24.20
Second Quarter	91.50	68.08	Second Quarter	31.35	25.55
Third Quarter	93.73	82.90	Third Quarter	36.16	26.84
Fourth Quarter	99.58	83.90	Fourth Quarter	38.59	33.75
2004			2004
First Quarter	109.05	96.60	First Quarter	41.50	36.15
Second Quarter	106.00	88.79	Second Quarter	44.63	37.36
Third Quarter	94.90	83.86	Third Quarter	43.67	38.28
Fourth Quarter	110.45	92.34	Fourth Quarter	41.80	36.70
2005			2005
First Quarter	112.80	102.86	First Quarter	41.77	37.45
Second Quarter	113.53	95.50	Second Quarter	39.27	34.78
Third Quarter	121.22	102.02	Third Quarter	42.24	38.45
Fourth Quarter	134.12	113.18	Fourth Quarter	41.41	37.30
2006			2006
First Quarter	156.90	127.04	First Quarter	46.11	41.07
Second Quarter	168.55	138.50	Second Quarter	46.73	43.66
Third Quarter (through			Third Quarter (through
August 22, 2006)	154.99	140.10	August 22, 2006)	44.88	41.65

The Ryland Group, Inc., has two operating business segments: homebuilding and financial services; and its operations include design, construction, sale, mortgage origination, title insurance, escrow and homeowners insurance brokerage services. Its Commission file number is 001-08029.			Toll Brothers, Inc. designs, builds, markets and arranges financing for single-family detached and attached homes in luxury residential communities. Its Commission file number is 001 09186.

The Ryland Group, Inc.	High	Low	Toll Brothers, Inc.	High	Low

(CUSIP: 783764103)			(CUSIP: 889478103)
2003			2003
First Quarter	22.34	16.68	First Quarter	10.93	8.88
Second Quarter	38.42	21.60	Second Quarter	15.89	9.65
Third Quarter	38.28	31.45	Third Quarter	15.71	13.00
Fourth Quarter	47.07	36.56	Fourth Quarter	21.50	15.21
2004			2004
First Quarter	46.30	36.07	First Quarter	23.87	18.79
Second Quarter	44.42	36.34	Second Quarter	22.78	18.43
Third Quarter	46.95	34.69	Third Quarter	23.90	18.95
Fourth Quarter	57.63	42.45	Fourth Quarter	33.78	21.33
2005			2005
First Quarter	71.81	53.97	First Quarter	45.00	32.85
Second Quarter	76.37	58.06	Second Quarter	52.24	36.16
Third Quarter	83.13	65.97	Third Quarter	58.25	41.51
Fourth Quarter	76.97	62.25	Fourth Quarter	44.67	33.62
2006			2006
First Quarter	82.37	64.83	First Quarter	39.90	29.35
Second Quarter	73.24	41.64	Second Quarter	35.83	25.53
Third Quarter (through			Third Quarter (through
August 22, 2006)	43.57	24.81	August 22, 2006)	27.92	22.67

The Sherwin-Williams Company is engaged in the manufacture, distribution and sale of paint, coatings and related products to professional, industrial, commercial and retail customers primarily in North and South America. Its Commission file number is 033 28585.			Transocean Inc. is an international provider of offshore contract drilling services for oil and gas wells. Its Commission file number is 333 75899.

The Sherwin-Williams Company	High	Low	Transocean Inc.	High	Low

(CUSIP: 824348106)			(ISIN: KYG90078109)
2003			2003
First Quarter	29.04	24.82	First Quarter	24.08	20.00
Second Quarter	28.36	26.43	Second Quarter	25.50	18.84
Third Quarter	30.72	26.88	Third Quarter	22.02	18.71
Fourth Quarter	34.25	29.41	Fourth Quarter	24.56	18.65
2004			2004
First Quarter	37.51	33.06	First Quarter	31.50	23.94
Second Quarter	41.36	36.06	Second Quarter	29.12	25.47
Third Quarter	43.37	38.19	Third Quarter	36.19	26.21
Fourth Quarter	45.48	40.78	Fourth Quarter	42.99	34.09
2005			2005
First Quarter	46.29	42.42	First Quarter	50.20	39.80
Second Quarter	47.05	42.06	Second Quarter	57.73	44.03
Third Quarter	48.63	41.88	Third Quarter	62.60	54.14
Fourth Quarter	45.90	40.75	Fourth Quarter	70.65	53.39
2006			2006
First Quarter	54.00	41.29	First Quarter	83.93	69.69
Second Quarter	52.83	45.35	Second Quarter	88.97	71.15
Third Quarter (through			Third Quarter (through
August 22, 2006)	51.99	44.33	August 22, 2006)	81.30	65.05

Time Warner Inc. is a media and entertainment company engaged in the provision of interactive, video, high speed data and digital phone services, the production and distribution of feature film, television and home video, the operation of cable television and broadcast networks and publishing. Its Commission file number is 001 15062.			Tyson Foods, Inc. and its subsidiaries produce, distribute and market chicken, beef, pork, prepared foods and related allied products. Its Commission file number is 001 14704.

Time Warner Inc.	High	Low	Tyson Foods, Inc.	High	Low

(CUSIP: 887317105)			(CUSIP: 902494103)
2003			2003
First Quarter	15.35	10.06	First Quarter	11.85	7.28
Second Quarter	16.18	10.86	Second Quarter	10.90	7.75
Third Quarter	16.85	14.85	Third Quarter	14.42	10.62
Fourth Quarter	18.10	14.85	Fourth Quarter	14.49	12.59
2004			2004
First Quarter	19.07	16.22	First Quarter	18.13	12.99
Second Quarter	17.69	16.25	Second Quarter	20.81	18.05
Third Quarter	17.58	15.60	Third Quarter	21.06	15.73
Fourth Quarter	19.55	16.14	Fourth Quarter	18.24	14.12
2005			2005
First Quarter	19.45	17.14	First Quarter	18.40	16.26
Second Quarter	17.97	16.66	Second Quarter	19.08	15.96
Third Quarter	18.90	16.25	Third Quarter	19.47	17.26
Fourth Quarter	18.33	17.23	Fourth Quarter	18.70	16.29
2006			2006
First Quarter	18.57	16.74	First Quarter	17.10	12.94
Second Quarter	17.63	16.62	Second Quarter	17.16	12.92
Third Quarter (through			Third Quarter (through
August 22, 2006)	17.30	15.77	August 22, 2006)	15.49	13.13

UnitedHealth Group Incorporated is a diversified health and well-being company which is engaged in advanced technology-based transactional capabilities, health care data, knowledge and information, and health care resource organization and care facilitation. Its Commission file number is 001 10864.			Verizon Communications Inc. is a provider of communications services. Its Commission file number is 001 08606.

UnitedHealth Group Incorporated	High	Low	Verizon Communications Inc.	High	Low

(CUSIP: 91324P102)			(CUSIP: 92343V104)
2003			2003
First Quarter	23.04	19.94	First Quarter	44.07	32.41
Second Quarter	26.22	22.38	Second Quarter	41.21	33.17
Third Quarter	27.58	24.00	Third Quarter	40.21	32.59
Fourth Quarter	29.05	23.93	Fourth Quarter	35.00	31.50
2004			2004
First Quarter	32.04	28.10	First Quarter	39.46	35.08
Second Quarter	34.04	30.17	Second Quarter	37.89	34.40
Third Quarter	36.84	30.04	Third Quarter	40.81	34.13
Fourth Quarter	43.93	33.25	Fourth Quarter	42.22	38.88
2005			2005
First Quarter	47.86	42.87	First Quarter	40.51	34.46
Second Quarter	53.14	45.03	Second Quarter	35.80	33.78
Third Quarter	55.72	49.16	Third Quarter	34.92	31.85
Fourth Quarter	63.79	53.98	Fourth Quarter	32.69	29.20
2006			2006
First Quarter	62.90	54.32	First Quarter	35.02	30.12
Second Quarter	55.86	42.09	Second Quarter	34.60	30.41
Third Quarter (through			Third Quarter (through
August 22, 2006)	51.49	44.78	August 22, 2006)	34.60	31.58

United States Cellular Corporation provides wireless telephone service through the operations of wireless licenses. Its Commission file number is 001 09712.			V.F. Corporation is engaged in the manufacturing and marketing of branded lifestyle apparel and other products. Its Commission file number is 001 05256.

United States Cellular Corporation	High	Low	V.F. Corporation	High	Low

(CUSIP: 911684108)			(CUSIP: 918204108)
2003			2003
First Quarter	26.38	21.77	First Quarter	39.34	32.85
Second Quarter	26.61	22.37	Second Quarter	40.17	33.97
Third Quarter	30.48	25.45	Third Quarter	41.43	33.91
Fourth Quarter	35.30	29.10	Fourth Quarter	44.05	38.91
2004			2004
First Quarter	43.20	34.88	First Quarter	46.89	42.36
Second Quarter	39.69	32.80	Second Quarter	49.95	43.90
Third Quarter	43.86	36.08	Third Quarter	50.62	47.26
Fourth Quarter	45.85	41.30	Fourth Quarter	55.23	48.10
2005			2005
First Quarter	50.00	42.80	First Quarter	60.46	52.40
Second Quarter	50.10	43.75	Second Quarter	59.31	55.12
Third Quarter	56.12	49.87	Third Quarter	61.52	56.37
Fourth Quarter	53.42	48.89	Fourth Quarter	58.07	50.85
2006			2006
First Quarter	59.85	49.40	First Quarter	58.63	53.66
Second Quarter	64.30	56.62	Second Quarter	67.41	56.06
Third Quarter (through			Third Quarter (through
August 22, 2006)	61.85	59.00	August 22, 2006)	70.11	63.82

UST Inc. through its direct and indirect subsidiaries, is engaged in the manufacturing and marketing of smokeless tobacco products and wine. Its Commission file number is 001 17506.			Washington Mutual, Inc. is a retailer of financial services to consumers and small businesses. Its Commission file number is 001 14667.

UST Inc.	High	Low	Washington Mutual, Inc.	High	Low

(CUSIP: 902911106)			(CUSIP: 939322103)
2003			2003
First Quarter	34.70	27.53	First Quarter	36.60	32.98
Second Quarter	37.72	27.42	Second Quarter	43.90	35.27
Third Quarter	36.30	32.08	Third Quarter	42.75	36.92
Fourth Quarter	36.47	33.61	Fourth Quarter	46.55	38.57
2004			2004
First Quarter	38.92	34.53	First Quarter	45.28	39.61
Second Quarter	39.00	35.64	Second Quarter	44.25	38.47
Third Quarter	40.50	36.00	Third Quarter	40.19	37.63
Fourth Quarter	48.90	39.70	Fourth Quarter	42.32	37.85
2005			2005
First Quarter	56.48	47.91	First Quarter	42.55	38.96
Second Quarter	54.60	43.29	Second Quarter	42.73	37.78
Third Quarter	47.50	39.98	Third Quarter	43.60	39.22
Fourth Quarter	42.43	37.65	Fourth Quarter	44.54	36.92
2006			2006
First Quarter	42.45	38.04	First Quarter	45.51	41.89
Second Quarter	45.19	41.17	Second Quarter	46.48	42.53
Third Quarter (through			Third Quarter (through
August 22, 2006)	52.15	44.79	August 22, 2006)	46.42	42.66

Weyerhaeuser Company is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate development and construction. Its Commission file number is 001 04825.			Wyeth is engaged in the discovery, development, manufacture, distribution and sale of a diversified line of products in three primary businesses: pharmaceuticals, consumer healthcare and animal health. Its Commission file is 001 01225.

Weyerhaeuser Company	High	Low	Wyeth	High	Low

(CUSIP: 962166104)			(CUSIP: 983024100)
2003			2003
First Quarter	53.58	45.80	First Quarter	39.03	33.57
Second Quarter	53.76	47.83	Second Quarter	49.16	34.54
Third Quarter	62.00	52.50	Third Quarter	48.90	41.53
Fourth Quarter	64.10	56.01	Fourth Quarter	47.26	37.75
2004			2004
First Quarter	66.76	60.00	First Quarter	44.65	36.76
Second Quarter	67.80	56.04	Second Quarter	40.38	34.65
Third Quarter	65.42	58.57	Third Quarter	38.93	33.80
Fourth Quarter	67.86	59.94	Fourth Quarter	42.80	36.58
2005			2005
First Quarter	69.39	62.02	First Quarter	44.99	38.69
Second Quarter	71.52	62.86	Second Quarter	45.60	41.69
Third Quarter	68.98	63.42	Third Quarter	46.51	44.00
Fourth Quarter	68.75	61.12	Fourth Quarter	47.48	41.20
2006			2006
First Quarter	74.05	66.32	First Quarter	50.05	45.64
Second Quarter	75.09	56.69	Second Quarter	49.96	42.37
Third Quarter (through			Third Quarter (through
August 122 2006)	62.25	55.35	August 22, 2006)	48.86	42.93

Whirlpool Corporation is a global manufacturer and marketer of major home appliances and related products, primarily for home use. Its Commission file number is 001 03932.			XL Capital Ltd., together with its subsidiaries, is a provider of insurance and reinsurance coverages, and financial products and services to industrial, commercial and professional service firms, insurance companies and other enterprises. Its Commission file number is 001 10804.

Whirlpool Corporation	High	Low	XL Capital Ltd.	High	Low

(CUSIP: 963320106)			(ISIN: KYG982551056)
2003			2003
First Quarter	57.13	42.91	First Quarter	83.55	64.57
Second Quarter	65.18	49.03	Second Quarter	88.00	70.78
Third Quarter	71.83	62.81	Third Quarter	83.92	72.83
Fourth Quarter	72.67	65.81	Fourth Quarter	79.83	68.11
2004			2004
First Quarter	79.38	66.75	First Quarter	81.54	72.44
Second Quarter	70.81	62.09	Second Quarter	79.55	73.92
Third Quarter	68.60	58.71	Third Quarter	75.99	68.87
Fourth Quarter	69.25	55.04	Fourth Quarter	79.56	67.62
2005			2005
First Quarter	70.85	61.80	First Quarter	79.16	70.93
Second Quarter	73.44	61.13	Second Quarter	75.66	67.70
Third Quarter	84.40	69.60	Third Quarter	74.90	66.63
Fourth Quarter	85.65	69.82	Fourth Quarter	73.89	60.26
2006			2006
First Quarter	95.95	80.48	First Quarter	71.35	64.18
Second Quarter	93.09	79.16	Second Quarter	66.77	60.74
Third Quarter (through			Third Quarter (through
August 22, 2006)	82.65	75.00	August 22, 2006)	66.50	60.25